Exhibit 4.1

DEFERRED SALARY & PROFIT SHARING PLAN
FOR EMPLOYEES OF
ORBITAL SCIENCES CORPORATION

JANUARY 1, 2011 RESTATEMENT

2.40	Participant	9
2.41	Plan	9
2.42	Plan Administrator	9
2.43	Plan Sponsor	9
2.44	Plan Year	9
2.45	Qualified Domestic Relations Order	9
2.46	Qualified Nonelective Contributions	9
2.47	Qualified Nonelective Contributions Account	10
2.48	Rollover Contribution	10
2.49	Rollover Contribution Account	10
2.50	Termination of Employment	10
2.51	Trust	10
2.52	Trust Agreement	10
2.53	Trust Fund	10
2.54	Trustee	10
2.55	Valuation Date	10
2.56	Year of Participation Service	10
2.57	Year of Vesting Service	10

ARTICLE III
ELIGIBILITY AND PARTICIPATION		11
3.1	General Rule	11
3.2	Re-employment and Leaves of Absence	11
3.3	Notice of Eligibility	11
3.4	Election to Participate	11
3.5	Automatic Salary Reduction Contributions	11

ARTICLE IV
EMPLOYEE CONTRIBUTIONS		12
4.1	Elective and Employee Contribution	12
4.2	Distribution of Excess Elective Contributions	12
4.3	Changing Elective Contribution Elections	13
4.4	Investment of Elective Contributions	13
4.5	Actual Deferral Percentage Testing Requirements	13
4.6	Catch-Up Contributions	15

ARTICLE V
EMPLOYER CONTRIBUTIONS		15
5.1	Matching Contribution	15
5.2	Discretionary Contribution	16
5.3	Actual Contribution Testing Requirements	16
5.4	Investment of Employer Contributions	18

ARTICLE VI
VESTING OF ACCOUNTS		18
6.1	Immediate Vesting of Certain Accounts	18

6.2	Vesting of Employer Contributions	18
6.3	Forfeitures	18

ARTICLE VII
ROLLOVER CONTRIBUTIONS		20

ARTICLE VIII
ACCOUNTS AND CONTRIBUTIONS		20
8.1	Establishment of Accounts	20
8.2	Contributions to Trust	20
8.3	Use of Contributions	20
8.4	Return of Contributions	21
8.5	Investment and Allocation of Contributions and Allocation of Earnings	21
8.6	Participant Direction of Investments	22
8.7	Participant Elections	22

ARTICLE IX
LIMITATIONS ON CONTRIBUTIONS TO PLAN ACCOUNTS		23
9.1	Limitations on Contributions	23
9.2	Excess Contributions	23

ARTICLE X
VALUATION OF COMMON TRUST FUND		24
10.1	Valuation of the Trust Fund	24
10.2	Common Trust Fund	24

ARTICLE XI
BENEFICIARIES		24
11.1	Beneficiary Designation	24
11.2	Absence of Beneficiary Designation	24

ARTICLE XII
RETIREMENT BENEFITS		25
12.1	Benefit Determination	25
12.2	Form of Benefit	25

ARTICLE XIII
DEATH BENEFITS		25
13.1	Benefit Determination	25
13.2	Proof of Death	26
13.3	Form of Benefit	26

ARTICLE XIV
EMPLOYMENT TERMINATION BENEFITS		26
14.1	Benefit Determination	26
14.2	Form of Benefit	26

ARTICLE XV
DISABILITY BENEFITS		26
15.1	Benefit Determination	26
15.2	Disability Determination	27
15.3	Form of Benefit	27

ARTICLE XVI
DISTRIBUTION TO ALTERNATE PAYEE		27
16.1	Benefit Determination	27
16.2	Form of Benefit	27

ARTICLE XVII
DIRECT ROLLOVER OF BENEFITS		27
17.1	Right to Direct Rollover	27
17.2	Limitations on Direct Rollover	28
17.3	Election of Direct Rollover	28
17.4	Payment of Direct Rollover	28

ARTICLE XVIII
PAYMENT OF BENEFITS		28
18.1	Election of Form	28
18.2	Cash-Out Rule	29
18.3	Time of Payment	29
18.4	Form of Benefit Distributions	29
18.5	Inability to Locate Benefit Recipient	29
18.6	Claims Procedure	29
18.7	Required Distribution	29

ARTICLE XIX
IN-SERVICE WITHDRAWALS		30
19.1	Withdrawals After Age 59 1/2	30
19.2	Withdrawal of Employee Contributions	30
19.3	Hardship Withdrawals	30
19.4	Investment Funds	31
19.5	Withdrawals on Account of Disability	31

ARTICLE XX
LOANS TO PARTICIPANTS		32
20.1	In General	32
20.2	Loan Limits	32
20.3	Loan Application	32
20.4	Collateralization	32
20.5	Availability	33
20.6	Interest Rate	33
20.7	Repayment	33

20.8	Default	33
20.9	Exceptions to Default Rule	33
20.10	Additional Rules	33
20.11	General Dynamics Satellite Systems Group Loans	33

ARTICLE XXI
INALIENABILITY OF BENEFITS		34

ARTICLE XXII
ADMINISTRATION AND FIDUCIARIES		34
22.1	Administrator	34
22.2	Named Fiduciaries	35
22.3	The Committee	36
22.4	Claims and Review Procedures	36
22.5	Payment of Plan Expenses	37
22.6	Correcting Operational Defects	37

ARTICLE XXIII
TOP-HEAVY PROVISIONS		37
23.1	In General	37
23.2	Top-Heavy Determination	37
23.3	Top-Heavy Contingent Provisions	38

ARTICLE XXIV
FUNDING POLICY		39

ARTICLE XXV
TERMINATION OF PLAN AND DISCONTINUANCE OF CONTRIBUTIONS		39
25.1	Plan Termination	39
25.2	Discontinuance of Contributions	39

ARTICLE XXVI
AMENDMENT OF THE PLAN		39
26.1	Power to Amend Plan	39
26.2	Effective Date of Amendment	40

ARTICLE XXVII
MERGER, CONSOLIDATION OR TRANSFER OF PLAN ASSETS		40

ARTICLE XXVIII
SPECIAL RULES		40
28.1	Plan Mergers and Spinoffs	40
28.2	Treatment of Certain Transferred Participants	42
28.3	Special Actions by Committee	42
28.4	Special Vesting Rule	42

v

ARTICLE XXIX
MISCELLANEOUS		42
29.1	Participants’ Rights	42
29.2	Benefits Supported Only by Trust Fund	42
29.3	Discrimination	42
29.4	Claims	42
29.5	Agent for Service of Process	43
29.6	Reporting and Disclosure	43
29.7	Construction of Agreement	43
29.8	Savings Clause	43
29.9	Number and Gender	43
29.10	Headings	43
29.11	Legal Action	43
29.12	Entire Plan	44
29.13	Plan Binding on All Parties	44
29.14	Qualification	44
29.15	Transfer Contributions	44
29.16	Distributions Due to Termination of Employment Resulting from Qualified Military Service	44
29.17	2009 Election Regarding Required Minimum Distributions	44

ARTICLE XXX
RIGHTS OF REEMPLOYED VETERANS		45
30.1	In General	45
30.2	Crediting of Period of Qualified Military Service	45
30.3	“Make-up” Contributions	45
30.4	Forfeitures and Earnings	46

DEFERRED SALARY & PROFIT SHARING PLAN

FOR EMPLOYEES OF ORBITAL SCIENCES CORPORATION

AS AMENDED AND RESTATED AS OF JANUARY 1, 2011

THIS PLAN, executed this 30th day of December , 2011 by Orbital Sciences Corporation, amends and restates the Deferred Salary & Profit Sharing Plan For Employees of Orbital Sciences Corporation previously amended and restated effective as of January 1, 2007 and all amendments made subsequent to such date. The provisions of this Plan shall apply only to employees who are credited with an Hour of Service on or after the Effective Date, except as specifically provided herein. The rights and benefits, if any, of a former employee whose employment terminated before the Effective Date, and who is not reemployed after such date, shall be determined in accordance with the provisions of the plan in which he or she participated as in effect on the date employment terminated except to the extent provided herein.

ARTICLE I

PURPOSE OF PLAN

The purpose of the Plan shall be to provide tax-deferred savings and employer contributions to eligible employees of the Employer and to their beneficiaries. In order to provide such benefits, Orbital Sciences Corporation has established a trust in accordance with the requirements of law to which eligible employees may elect to contribute through salary reduction arrangements a percentage of their compensation, and to which Orbital Sciences Corporation will make contributions in proportion to each employee’s contributions. Such contributions, and any income derived therefrom, shall be held for the exclusive benefit of the participating employees and their beneficiaries and shall not be used for, or diverted to, any other purpose. This Plan is intended to satisfy the applicable requirements of Section 401 of the Code as a profit sharing plan with a cash or deferred feature. The Plan also is intended to reflect certain provisions of the Economic Growth and Tax Reconciliation Act of 2001 (“EGTRRA”); the Pension Protection Act of 2006 (“PPA”); the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”); the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”); and other applicable laws and should be construed in accordance with these laws and guidance issued thereunder.

ARTICLE II
DEFINITIONS

As used in the Plan:

2.1                     Accounts shall mean, for any Participant, the accounts established under the Plan to which contributions made for the Participant’s benefit, and any allocable income, expense, gain and loss are allocated. References to a Participant’s Elective Contribution Account, Catch-Up Contribution Account, Matching Contribution Account, Discretionary Contribution Account, Employee Contribution Account and Rollover Contribution Account, respectively, refer to those Accounts established for a Participant to which the respective contributions are allocated.

References to a Participant’s Qualified Nonelective Contribution Account refer to the Account to which Qualified Nonelective Contributions made on behalf of the Participant are allocated.

2.2                  Affiliated Employer shall mean for any Plan Year a corporation that for any part of such year is a member of a controlled group of corporations (as defined in Section 1563(a) of the Code, disregarding Sections 1563(a)(4) and 1563(e)(3)(c)) of which the Plan Sponsor is a member, any trade or business, whether incorporated or not, which for any part of such year is considered to be under common control with the Plan Sponsor under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(c) of the Code, and any organization which for any part of such year is considered under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(m) of the Code to be a member of an affiliated service group of which the Plan Sponsor is a member.

2.3                  Beneficiary shall mean any person or persons entitled to receive a benefit under the Plan which is payable upon or after a Participant’s death pursuant to Article XI of the Plan.

2.4                  Board shall mean the Board of Directors of the Plan Sponsor.

2.5                  Catch-Up Contribution shall mean a voluntary contribution made by an eligible Participant to the Plan pursuant to Section 4.6.

2.6                  Catch-Up Contribution Account means the separate account maintained for a Participant that contains the Catch-Up Contributions made by such Participant under the Plan.

2.7                  Code shall mean the Internal Revenue Code of 1986, as amended.

2.8                  Committee shall mean the committee appointed by the Board or by a committee of the Board in accordance with the provisions of Section 22.3 of the Plan.

2.9                  Compensation means, except as otherwise specifically provided in the Plan, the amount required to be reported for the Participant on Form W-2 as wages for federal income tax purposes, which amount shall be (i) increased by any amounts that would have been received by the individual as wages from an Affiliated Employer but for an election under Code Sections 125, 132(0(4) and 401(k) and (ii) decreased (to the extent they are included as wages) by: (a) awards or other payments made under any stock option plan or restricted stock plan maintained by the Employer or by any Affiliated Employer; (b) cash payments made under a bonus, incentive or similar plan in lieu of the distribution of stock; (c) payments under unemployment plans or other severance arrangements and termination allowances of any Affiliated Employer; (d) reimbursement by the Employer or any Affiliated Employer for expenses, including without limitation, moving expenses, travel pay, and tax assistance payments; (e) cash payments received under the flexible benefits program of the Employer or any Affiliated Employer; and (0 any special incentive or cash bonus awards from the Employer or any Affiliated Employer.

Compensation shall include only that Compensation that is actually paid to the Participant during the applicable Plan Year. A Participant’s Compensation shall be limited for all purposes under the Plan to the dollar amount determined from time to time under Section 401(a)(17) of the Code. The Committee may prescribe such rules or procedures as it determines appropriate to apply said limit consistent with the requirements of Code Section 401(a)(17) and the regulations promulgated thereunder.

For limitation years beginning on and after January 1, 2001, for purposes of determining Code Section 415(c)(3) “compensation” under Sections 2.30 and 9.1 and Article 23, such compensation paid or made available shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4). For limitation years beginning on and after January 1, 2001, for purposes of determining Code Section 414(s) “compensation” under Sections 4.5(b) and 5.3(b), compensation shall not include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(0(4).

For Plan Years beginning on and after January 1, 2009, differential wage payments, as defined by Section 3401(h)(2) of the Code, made by the Employer shall be treated as Compensation to the extent such payments do not exceed the amounts the Participant would have received if such individual had continued to perform services for the Employer rather than entering Qualified Military Service (as defined in Section 30.1).

2.10 Direct Rollover shall mean a payment by the Plan of all or any portion of an Eligible Rollover Distribution to an Eligible Retirement Plan designated by a Distributee.

2.11 Discretionary Contribution shall mean a contribution made by the Employer to the Trust under the Plan pursuant to Section 5.2.

2.12 Discretionary Contribution Account shall mean the separate account maintained for a Participant that contains the portions of the Discretionary Contributions made by the Employer under the Plan credited to such Participant and such other amounts transferred thereto from any other designated tax-qualified plan.

2.13 Distributee shall mean any Participant, Former Participant, surviving spouse of any Participant or of any Former Participant, and any alternate payee under a qualified domestic relations order within the meaning of Section 414(p) of the Code who receives an Eligible Rollover Distribution.

2.14 Effective Date shall mean January 1, 2011.

2.15 Elective Contribution shall mean a pre-tax contribution made by the Employer to the Trust under the Plan at the election of the Participant pursuant to Section 4.1 in lieu of cash compensation. Elective Contributions shall not include any contributions properly distributed as excess annual additions.

2.16 Elective Contribution Account shall mean the separate account maintained for a Participant which contains the Elective Contributions made by such Participant under the Plan and such other amounts transferred thereto from any other designated tax-qualified plan.

2.17 Eligible Employee shall mean any Employee who is employed by the Employer, other than (a) an Employee covered by a collective bargaining agreement, unless such agreement specifically provides for participation in the Plan, (b) an Employee at one or more employment units (i.e., an identifiable division, subsidiary, subdivision, plant, location or group of Employees) determined by the Plan Sponsor to be ineligible to participate in the Plan, (c) an Employee employed on a temporary basis, (d) an Employee who is a foreign national designated by the Plan Sponsor as ineligible to participate in the Plan, (e) a leased employee within the meaning of Code Section 414(n) and (f) a person who is excluded from participating in the Plan on the basis of payroll classification as not being an Employee, but who subsequently is reclassified by a judicial, regulatory or administrative action as a common-law employee.

2.18 Eligible Retirement Plan shall mean any of the following: (a) an individual retirement account described in section 408(a) of the Code; (b) an individual retirement annuity described in section 408(b) of the Code; (c) an annuity plan described in section 403(a) of the Code; (d) a qualified plan described in section 401(a) of the Code; (e) an annuity contract described in section 403(b) of the Code; (f) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; or (g) effective for distributions made after December 31, 2007, a Roth IRA described in section 408A of the Code. Notwithstanding the foregoing, the portion of an Eligible Rollover Distribution that consists of after-tax employee contributions may only be transferred to (A) an individual retirement account or annuity described in Section 408(a) or (b) of the Code, (B) for taxable years beginning after December 31, 2001 and before January 1, 2007, to a qualified trust which is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, or (C) for taxable years beginning after December 31, 2006, to a qualified trust or to an annuity contract described in Section 403(b) of the Code, if such trust or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Notwithstanding anything herein to the contrary, effective for distributions made after December 31, 2006, in the case of a distributee who is a non-spouse Beneficiary, an Eligible Retirement Plan is an individual retirement account or annuity described in Sections 408(a) or (b) of the Code that is established on behalf of the designated Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code.

2.19 Eligible Rollover Distribution shall mean any distribution of all or a portion of the balance to the credit of a Distributee, except that such term shall not include: (a) any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for either (i) the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or (ii) a specified period of ten years or more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (c) any distribution or portion of a distribution that is not includible in the gross income of the Distributee; (d) returns of Elective Contributions that are returned as a result of the limitations contained in Section 415 of the Code; (e) corrective distributions of Elective Contributions and the income allocable thereto in accordance with Section 4.5 of the Plan and corrective distributions of Employee Contributions and Matching Contributions and the income allocable thereto in accordance with Section 5.4 of the Plan; (f) loans that are treated as deemed distributions pursuant to Section 72(p) of the Code and distributions that result from offset against a Participant’s Accounts in the event of loan default pursuant to Section 20.8 of the Plan; (g) any amount that is distributed on account of hardship pursuant to Section 19.3; or (h) any other type of distribution or similar item designated by the Internal Revenue Service as exempt from the definition of Eligible Rollover Distribution. For purposes of the Direct Rollover provision of Article XVII, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income.

2.20 Eligibility Computation Period shall mean a twelve (12) consecutive month period beginning on the Employment Commencement Date; provided, if an Employee does not earn one thousand (1000) Hours of Service during such twelve month period then, thereafter, the Eligibility Computation Period shall be a Plan Year commencing with the first Plan Year after an Employee’s Employment Commencement Date.

2.21 Employee shall mean any individual who is compensated by the Employer or by an Affiliated Employer for services actually rendered as a common law employee, including for Plan Years beginning on and after January 1, 2009, an individual receiving a differential wage payment, as defined by Section 3401(h)(2) of the Code, from the Employer or from an Affiliated Employer.

2.22 Employee Contribution shall mean a voluntary after-tax contribution made by a Participant under the Plan pursuant to Section 4.1 hereof.

2.23 Employee Contribution Account shall mean the separate account maintained for a Participant which contains the Employee Contributions made by such Participant under the Plan and such other amounts transferred thereto from any other designated tax-qualified plan.

2.24 Employer shall mean Orbital Sciences Corporation and any successor thereto and such other Affiliated Employer that shall adopt the Plan with the approval of the Plan Sponsor.

2.25 Employer Stock Fund shall mean the Investment Fund in which assets held in a Participant’s Accounts are invested in shares of the Plan Sponsor’s common stock.

2.26 Employment Commencement Date shall mean the first date on which an Employee is entitled to be credited with an Hour of Service.

2.27 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

2.28 Fiscal Year of the Employer shall mean the calendar year.

2.29 Former Participant shall mean any person who has ceased to be a Participant in the Plan for any reason other than death.

2.30 Highly Compensated Employee shall mean any Employee who performs service for the Employer during the Determination Year and who, during the Look-back Year: (a) was a five-percent (5%) owner at any time during such year, or (b) received compensation from the Employer in excess of $100,000 (as adjusted by the Secretary of Treasury for cost of living increases) and was in the top-paid group of Employees for such preceding year. The term Highly Compensated Employee also includes Employees who are five-percent (5%) owners at any time during the Determination Year. The Determination Year shall be the Plan Year and the Look-back Year shall be the twelve (12) month period immediately preceding the Determination Year. An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation paid during such year. For purposes of this Section 2.30, compensation shall mean compensation as defined under Section 415(c)(3) of the Code paid to the Employee by the Employer, including any Elective Contributions made under the Plan and any salary reduction contributions under any other plan of the Employer. The determination of who is a Highly Compensated Employee will be made in accordance with section 414(q) of the Code and the regulations thereunder.

2.31 Hour of Service means: Each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for an Employer; these hours shall be credited to the computation period in which the duties are performed, and

(a)                                      Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence including each hour for which an Employee receives severance pay; except that

(1)                            not more than five hundred and one (501) Hours of Service shall be credited in each single computation period during which the Employee performs no duties (whether or not such period occurs in a single computation period) and

(2)                            Hours of Service shall not be counted where such payment is made or is due:

(i)                                     under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment or disability insurance laws, or

(ii)                                  solely to reimburse an Employee for medical or medically related expenses; (hours credited under this Paragraph (b) shall be credited to the computation period(s) in which the period during which no duties were performed occurred), and

(b)                                      Each hour for which back pay, irrespective of payment due to mitigation of damages, is either awarded or agreed to by the Employer; these hours shall be credited to the computation period(s) to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, however, that the limits under Paragraph (b) above are applicable and that an Employee shall not be entitled to additional Hours of Service under this Paragraph (c) for the same Hours of Service credited under Paragraph (a) or (b) above.

(c)                                       For purposes of determining whether a One-Year Break in Service has occurred for participation and vesting purposes, an individual must be credited with service up to a total of no more than 501 Hours of Service for certain periods of absence from work. This rule applies to an individual who is absent from work by reason of:

(1)                                 pregnancy of the individual

(2)                                 birth of a child of the individual

(3)                                 placement of a child in connection with the adoption of the child by the individual, or

(4)                                 caring for the child during the period immediately following the birth or placement for adoption.

The Hours of Service required to be credited under this provision are the Hours of Service which otherwise would normally have been credited to the Employee but for such absence, or in any case where the Administrator is unable to determine such hours, eight (8) Hours of Service per day of absence. Any hours to which the Employee shall be entitled must be credited only (a) in the Plan Year in which the absence begins for one of the reasons, if the crediting is necessary to prevent a One-Year Break in Service in that year, or, if the Employee already has 501 hours in such year, (b) in the following Plan Year.

If the absence from work is not an approved leave of absence, credit will not be granted during such absence unless the Employee informs the Employer on a timely basis that the leave was taken for one of the permitted reasons listed above.

Hours of Service hereunder shall be calculated and credited in a manner consistent with Department of Labor Regulation Sections 2530.200b-2(b) and (c), which are incorporated by reference hereunder.

In the case of Hours of Service to be credited to an Employee in connection with a period of no more than thirty-one (31) days which extends beyond one computation period, all such Hours of Service may be credited to the first computation period or the second computation period in a manner applied consistently with respect to all Employees within reasonably defined job classifications.

In determining Hours of Service for the purposes of determining an Employee’s eligibility to participate in the Plan and the vesting of benefits, the term “Employer” shall include any other corporation which is a member of a controlled group of corporations (determined in accordance with Section 414(b) of the Code) of which the Employer is a member, and any other trade or business (whether or not incorporated) which is under common control with the Employer; but only for the period during which such other corporation and the Employer are members of such controlled group of corporations or are under common control.

For purposes of determining an Employee’s eligibility to participate in the Plan and vesting of benefits, an Hour of Service shall also include an Hour of Service with a company heretofore or hereafter merged or consolidated or otherwise absorbed by an Employer, or all or a substantial part of the assets or business of which have been or shall be acquired by an Employer (hereafter, “Predecessor Company”):

(i)                                if the Employer continues to maintain an employee benefit plan of such Predecessor Company (hereinafter “Predecessor Plan”); or

(ii)                             if, and to the extent, such employment with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of the Treasury; or

(iii)                          if, and to the extent, approved by the Board in its sole discretion effected on a nondiscriminatory basis as to all persons similarly situated.

(d)                                      Each hour to the extent and for the purpose it is required to be counted under the Family and Medical Leave Act.

2.32 Investment Fund(s) shall mean one or more of the investment media offered through the Trustee as an investment alternative vehicle for contributions to the Plan. The Committee shall have the exclusive authority to select the Investment Fund(s) available for investment under the Plan.

2.33 Key Employee shall mean an Employee or former Employee (including any deceased Employee) who at any time during the Plan Year containing the Determination Date for the Plan Year in question was an officer of the Employer or an Affiliated Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five percent (5%) owner of the Employer or an Affiliate, or a one percent (1%) owner of the Employer or an Affiliated Employer and the recipient of annual compensation in excess of one hundred and fifty thousand dollars ($150,000).

For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.34 Leave of Absence shall mean a leave of absence granted in writing to an Employee in accordance with the personnel policy of the Employer by which such Employee is employed during which he or she is not expected to perform an Hour of Service. The employment of an Employee who is on a Leave of Absence shall terminate (for purposes of this Plan) on the earlier of (1) the date on which such Leave of Absence expires, if the Leave of Absence is for a fixed period or expires upon the occurrence of a certain event, such as recovery from a disability, unless the Employee immediately upon the expiration of the Leave of Absence returns to the employment of the Employer, (2) the first anniversary of the date on which such Leave of Absence commenced, if such Leave of Absence was for an indefinite period, or (3) the date on which the Employee dies, retires, or Terminates Employment as an Employee.

2.35 Matching Contribution shall mean a contribution made by the Employer to the Trust under the Plan pursuant to Section 5.1.

2.36 Matching Contribution Account shall mean the separate account maintained for a Participant that contains the portions of the Matching Contributions made by the Employer under the Plan credited to such Participant and such other amounts transferred thereto from any other designated tax-qualified plan.

2.37 Named Fiduciary shall mean each of the persons identified as such in Section 22.2, each of which shall have only such duties and responsibilities in the management and administration of the Plan as are expressly assigned to such Named Fiduciary pursuant to the Plan and the Trust Agreement.

2.38 Normal Retirement Date shall mean the first day of the month that coincides with or next follows a Participant’s sixty-fifth (65th) birthday.

2.39 One-Year Break in Service means a Plan Year during which an Employee has not completed more than five hundred (500) Hours of Service.

2.40 Participant shall mean an Eligible Employee who becomes a Participant in the Plan by electing to contribute in the manner provided in Article IV and Section 3.4.

2.41 Plan shall mean the Deferred Salary & Profit Sharing Plan For Employees of Orbital Sciences Corporation, as amended and restated herein and as hereafter amended.

2.42 Plan Administrator shall mean the Plan Sponsor.

2.43 Plan Sponsor shall mean Orbital Sciences Corporation or any successor that expressly assumes the responsibilities of the Plan Sponsor under the Plan.

2.44 Plan Year shall mean the calendar year.

2.45 Qualified Domestic Relations Order shall mean a judgment, decree or order (including an approval of a property settlement agreement) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant or Former Participant, that is made pursuant to a domestic relations law of a state, that meets the requirements of Section 414(p) of the Code, and that creates or recognizes the right of an alternate payee to receive all or a portion of the benefit payable to a Participant or Former Participant. A domestic relations order that otherwise satisfies the requirements of a Qualified Domestic Relations Order will not fail to be a Qualified Domestic Relations Order: (i) solely because the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death. Such a domestic relations order is subject to the same requirements and protections that apply to Qualified Domestic Relations Orders.

2.46 Qualified Nonelective Contributions shall mean a contribution made by the Employer in order to satisfy the Contribution Percentage Test pursuant to Section 5.3.

2.47 Qualified Nonelective Contributions Account shall mean the separate account maintained for a Participant that contains the Qualified Nonelective Contributions created to such Participant.

2.48 Rollover Contribution shall mean any amount rolled over from a retirement plan which the Trustee deems to be a qualified plan under Section 401(a) of the Code, whether such amount is distributed directly from such qualified plan or through a conduit Individual Retirement Account (“IRA”). Any amount rolled over from a conduit IRA must consist exclusively of assets (and earnings attributable thereto) distributed into such IRA from a qualified plan under Section 401(a) of the Code.

2.49 Rollover Contribution Account shall mean the separate account maintained for a Participant which contains amounts rolled over into the Plan pursuant to Article VII hereunder.

2.50 Termination of Employment, including the verb form “Terminates Employment”, shall mean the voluntary or involuntary termination of employment with the Employer for any reason other than death.

2.51 Trust shall mean the legal entity created by the Trust Agreement between the Plan Sponsor and the Trustee under which the Trustee shall receive the Employer Contributions and Elective Contributions made under the Plan and shall hold, invest and disburse the Trust Fund to, or for the benefit of, Participants and their Beneficiaries under the Plan, pursuant to the terms of the Trust Agreement.

2.52 Trust Agreement shall mean the Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation Trust Agreement.

2.53 Trust Fund shall mean the total contributions made by the Employer and by all Employees pursuant to this Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred but not paid by the Employer in the administration of the Trust Fund. The term “Trust Fund” shall include all assets acquired by investment and reinvestment that are held in the Trust by the Trustee.

2.54 Trustee shall mean the parties, individual or corporate, named as Trustee in the Trust Agreement or any successor thereto.

2.55 Valuation Date shall mean the last day of the Plan Year.

2.56 Year of Participation Service shall mean an Eligibility Computation Period as defined in Section 2.20 in which an Employee is credited with one thousand (1,000) or more Hours of Service with the Employer or an Affiliated Employer.

2.57 Year of Vesting Service shall mean a Plan Year in which an Employee is credited with one thousand (1,000) or more Hours of Service with the Employer or an Affiliated Employer.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1                     General Rule. Each Eligible Employee may commence as soon as administratively feasible on or after the later of the date he or she attains age 21 and the date he or she first meets one of the following requirements:

(a)                                      he or she becomes employed by the Employer and, upon employment, is scheduled to work 1,000 Hours of Service during a 12-consecutive month period; or

(b)                                      he or she is credited with one (1) Year of Participation Service under the Plan.

Notwithstanding the foregoing, any Eligible Employee who, upon hire, is not scheduled to work 1,000 Hours of Service during a 12-consecutive month period but who, prior to the date such Eligible Employee commences participation in the Plan, changes his or her employment status so that the Eligible Employee is scheduled to work 1,000 Hours of Service during a 12-consecutive month period shall commence participation in the Plan as of the date of such change in status.

3.2                  Re-employment and Leaves of Absence. A Former Participant or a former Eligible Employee who returns to employment and becomes a Covered Employee may commence participation on the date he or she becomes a Covered Employee. An employee who has satisfied the eligibility requirements of this Article III but does not become a Participant due to a One Year Break in Service, a Leave of Absence or because he or she is not a Covered Employee may commence participation on the first day of the payroll period that begins next following the termination of the One Year Break in Service or Leave of Absence or the date he or she again becomes a Covered Employee.

3.3                  Notice of Eligibility. The Plan Administrator shall notify each Employee of his or her status as an Eligible Employee and right to participate in the Plan.

3.4                  Election to Participate.

(a)                                      General Rule. Each Eligible Employee, including any Rehired Employee, who wishes to participate in the Plan shall be required, after receipt of notification from the Employer of his or her status as an Eligible Employee, to file an election to participate in a manner prescribed by the Employer. The Eligible Employee will become a Participant as soon as administratively feasible on or after the date of the filing of an election to participate.

(b)                                      Rehired Employee. For purposes of this Section, “Rehired Employee” shall mean any Employee who Terminates Employment and subsequently recommences employment.

3.5                  Automatic Salary Reduction Contributions. Notwithstanding the provisions of this

Article III to the contrary, each Eligible Employee who is first hired by the Employer effective on or after August 1, 2008 shall be automatically enrolled in the Plan effective 60 days following the later of (i) the Eligible Employee’s date of hire or (ii) the Eligible Employee’s twenty-first (21st) birthday. A Participant who is enrolled in the Plan pursuant to the provisions of this Section 3.5, notwithstanding any contrary provisions in Article IV hereof, shall be deemed to have elected an Elective Contribution rate of 3% of his or her Compensation (5% of Compensation for those hired on or after October 1, 2011) unless such Participant elects a different percentage, or elects not to participate in the Plan, in accordance with procedures established by the Committee from time to time. Notwithstanding the foregoing, the Committee or its designee shall provide each Eligible Employee with a written notice describing the effect of the automatic contributions provided for in this Section 3.5 prior to the first payroll period for which such automatic contributions are to be in effect with respect to each such Eligible Employee. The Committee or its designee also shall provide each Eligible Employee with a reasonable period of time to submit an election prior to the implementation of the first automatic contributions described in this Section 3.5. Notwithstanding the fifteen (15) day notice requirement in Section 8.7 to the contrary, any such election shall be effective immediately upon the Committee’s receipt of the election and shall continue to be in effect until an Eligible Employee or a Participant submits a subsequent election. Annually, the Committee or its designee shall provide the Participants subject to such automatic contributions with a written notice of the application of the automatic contributions. Any Elective Contributions made to the Plan on behalf of a Participant pursuant to this Section 3.5 shall be invested in the appropriate T. Rowe Price Life Cycle Fund based on the Participant’s date of birth, or, in the Committee’s discretion, another Investment Fund that is a “qualified default investment alternative” within the meaning of Department of Labor Regulation § 2550.404c-5(e).

ARTICLE IV

EMPLOYEE CONTRIBUTIONS

4.1                  Elective and Employee Contribution. Each Participant may contribute through payroll deductions to the Plan commencing on the date he or she enters the Plan pursuant to Section 3.4 or Section 3.5 hereof a percentage of his or her Compensation subject to such limits as the Plan Administrator may specify. During any taxable year, a Participant’s Elective Contributions may not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year. In addition, each Participant also may make Employee Contributions in such manner, at such time and in such amounts as the Plan Administrator may specify.

4.2                  Distribution of Excess Elective Contributions. The Committee may, in its sole discretion, distribute any Elective Contributions in excess of the dollar limitation contained in Section 402(g) of the Code, plus investment gain or loss, to the Participant no later than April 15 of the calendar year immediately following the calendar year in which the excess occurred. The Plan Administrator is deemed to have received notice of excess Elective Contributions from the Participant to the extent Elective Contributions from this Plan and any other plans maintained by the Employer exceed the limit under Section 402(g). Further, if the Participant provides satisfactory evidence to demonstrate that all contributions by the Participant, in this Plan and any other qualified plan(s), exceed the applicable limit, then the Plan Administrator may, in its sole discretion, distribute sufficient contributions from this Plan to allow the Participant to comply with the applicable annual limit. The Plan may use any reasonable method for computing the income or loss allocable to excess Elective Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts. Alternatively, the Plan may elect to use a method of allocating Plan Year or gap period income specified under Treasury Regulation Section 1.401(k)-2(b)(2)(iv). Notwithstanding anything to the contrary, effective for the Plan Year beginning on January 1, 2007, distributions shall include gap period income allocable to excess Elective Contributions up through the date of distribution. Effective for Plan Years beginning on and after January 1, 2008, distributions shall only include income allocable to excess Elective Contributions through the end of the tax year for which such contributions were made.

4.3                  Changing Elective Contribution Elections. Elective Contributions shall continue to be made for each Participant at the rate elected until the Participant changes or revokes his or her election with such prior notice as the Plan Administrator may prescribe and as of such time or times as the Plan Administrator may prescribe. Elective Contributions will commence (or recommence) at such times as the Plan Administrator may prescribe.

4.4                               Investment of Elective Contributions. Elective Contributions and Employee Contributions shall be invested in the manner prescribed under Sections 8.5, 8.6 and 8.7.

4.5                  Actual Deferral Percentage Testing Requirements.

(a)                                      Reduction of Elective Contributions. If at any time the Plan Administrator determines that the Plan may not satisfy the actual deferral percentage tests of Section 401(k)(3) of the Code and any guidance issued by the Internal Revenue Service regarding Code Section 401(k)(3), as defined in Section 4.5(b) hereafter, then the Plan Administrator may, in its discretion, reduce the elected Elective Contributions of any Highly Compensated Employee to the extent necessary to ensure, within a reasonable margin of safety, that the tests will be satisfied. The Plan Administrator may accomplish this reduction by any method or combination of methods including, without limitation, the reduction of the otherwise applicable Compensation against which the elected rate of contributions is applied, the reduction of the rate of contribution for any Highly Compensated Employee, or the setting of a maximum amount of contribution for any Highly Compensated Employee. Such reductions or limitations shall be effective only for purposes of this Section 4.5, except as may be directed otherwise by the Plan Administrator. However, no such reductions or limitations shall discriminate against any Employee who is relatively less highly compensated.

Notwithstanding any provisions of this Section 4.5 to the contrary, if after the close of the Plan Year the Committee determines that the Plan does not satisfy the actual deferral percentage test of Section 401(k)(3), as defined in Section 4.5(b) hereafter, then the Plan Administrator shall reduce the Elective Contributions of Highly Compensated Employees, to the extent necessary to satisfy the actual deferral percentage test, in accordance with the terms of this paragraph. First, the Highly Compensated (or Highly Compensated Employees if more than one has the same amount of Elective Contributions) with the highest Elective Contributions shall have his or her Elective Contributions reduced until his or her Elective Contributions equals the

Elective Contributions of the Highly Compensated Employee(s) with the next highest Elective Contributions; provided that a lesser reduction shall be appropriate if such lesser reduction would equal the total excess contributions computed under this Section. If the total excess contributions are not distributed by this initial reduction, then the Highly Compensated Employees with the highest Elective Contributions shall have their Elective Contributions reduced until their Elective Contributions equal the Elective Contributions of the Highly Compensated Employee(s) with the next highest Elective Contributions; provided that a lesser reduction shall be appropriate if such lesser reduction would equal the total excess contributions computed under this Section. Such reductions shall continue in the same manner until the total excess contributions have been distributed. If any monies are distributed in accordance with this Section 4.5, any income allocable thereto for such Plan Year and for the period between the close of the Plan Year and the date of distribution shall be distributed to the appropriate Highly Compensated Employees. Notwithstanding any other provision of the Plan, any excess contributions, and income allocable thereto, shall be distributed in accordance with this Section 4.5 no later than the last day of each Plan Year to Highly Compensated Employees to whose Plan Accounts such excess contributions were allocated for the preceding Plan Year.

The Plan may use any reasonable method for computing the income or loss allocable to excess Elective Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts. Alternatively, the Plan may elect to use a method of allocating Plan Year or gap period income specified under Treasury Regulation Section 1.401(k)-2(b)(2)(iv). Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2008, gap period income will not be included when making distributions of excess Elective Contributions.

(b)                                      Actual Deferral Percentage Test. For purposes of Section 4.5 “actual deferral percentage test” shall mean a test that is satisfied if either one of the following two tests are satisfied: (1) the actual deferral percentage for the Highly Compensated Employees is not more than the actual deferral percentage for all other Eligible Employees multiplied by 1.25; or (2) the excess of the actual deferral percentage for the Highly Compensated Employees over the actual deferral percentage for all other Eligible Employees is not more than two percent (2%), and the actual deferral percentage for the Highly Compensated Employees is not more than the actual deferral percentage for all other Eligible Employees multiplied by 2.

For purposes of this Section 4.5(b), the “actual deferral percentage” for Highly Compensated Employees or for all other Eligible Employees for the applicable Plan Year shall mean the average of the ratios, calculated separately for each Employee in such group, of the amount of the Elective Contributions, if any, under the Plan on behalf of such Employee for such Plan Year to the Employee’s compensation, as defined under Section 414(s) of the Code, for such Plan Year. Unless otherwise elected by the Plan Administrator in accordance with Code Section 401(k)(3)(A) and any guidance from the Internal Revenue Service regarding such Code Section, the applicable Plan Year for the actual deferral percentage for Highly Compensated Employees shall be the current Plan Year, and the applicable Plan Year for the actual deferral percentage for non-Highly Compensated Employees shall be the preceding Plan Year.

The amount of Elective Contributions, if any, to be distributed pursuant to Section 4.5 shall be reduced by the amount of Elective Contributions in excess of the limitations prescribed by Section 402(g) of the Code (“Excess Deferrals”) which were returned prior to the reductions required in Section 4.5; provided that, in the event Elective Contributions are distributed to a Participant pursuant to Section 4.5 prior to the time Excess Deferrals with respect to a Plan Year are returned to the Participant, then the amount of such Excess Deferrals, if any, shall be reduced by the amount of Elective Contributions previously returned in accordance with the provisions of Section 4.5.

For purposes of this Section, the actual deferral percentage for any Participant who is a Highly Compensated Employee and who is eligible to have elective deferrals allocated to his or her accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer (or of any trade or business, whether or not incorporated, which is considered to be under common control with the Employer under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(c)), shall be determined as if such elective deferrals were made under a single plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all elective deferrals made during the Plan Year under all such plans and arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

In the event that the Plan satisfies the requirement of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.5(b) shall be applied by determining the actual deferral percentages of eligible Participants as if all such plans were a single plan.

4.6                  Catch-Up Contributions. Each Participant that is eligible to make Elective Contributions pursuant to Section 4.1 and who will have attained or exceeded age 50 before the close of a Plan Year shall be eligible to make Catch-Up Contributions with respect to that Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code and any regulations promulgated thereunder. Catch-Up Contributions shall not be taken into account for purposes of implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall be invested in the manner prescribed under Article VIII. The elections described in this Section 4.6 shall be made under procedures established by the Committee.

ARTICLE V

EMPLOYER CONTRIBUTIONS

5.1                  Matching Contribution. With respect to each Plan Year, the Employer shall contribute to the Trust Fund on behalf of each Participant an amount equal to a percentage of such Participant’s Elective Contributions in the amount and in such manner as determined in the sole discretion of the Plan Administrator. The Employer may designate, at the time of Contribution, that all or a portion of such Matching Contributions be treated as Qualified Nonelective Contributions.

5.2                  Discretionary Contribution. With respect to each Plan Year, the Employer may contribute to the Trust Fund on behalf of each Participant an amount determined in the sole discretion of the Plan Administrator. Such Discretionary Contributions, if any, shall be allocated as of the last day of the Plan Year for which such contributions are made to each Participant who is an Eligible Employee of the Employer on the last day of the Plan Year, regardless of Participant’s active status in making Elective Contributions during any portion of the Plan Year.

For each Plan Year, the Discretionary Contribution, if any, shall be allocated to each Participant in the proportion that the Compensation paid to each Participant during the Plan Year bears to the Compensation paid to all such Participants eligible to receive the Discretionary Contributions; provided, that for this purpose, the amount of Compensation for all Participants shall be calculated without the exclusion set forth in Section 2.9(f).

5.3                     Actual Contribution Testing Requirements.

(a)                                      Reduction of Employer Contributions. If after the close of the Plan Year the Plan Administrator determines that the Plan may not satisfy the actual contribution percentage test of Section 401(m)(2) of the Code and any guidance issued by the Internal Revenue Service regarding Code Section 401(m)(2), as defined in Section 5.3(b) hereafter, then the Employer may make Qualified Nonelective Contributions sufficient to satisfy the Contribution Percentage Test. If the Plan Sponsor does not make Qualified Nonelective Contributions in order to satisfy the Contribution Percentage Test, the Plan Administrator shall reduce the Matching Contributions of Highly Compensated Employees, to the extent necessary to satisfy the contribution percentage test, in accordance with the terms of this paragraph. First the Highly Compensated Employee (or Highly Compensated Employees if more than one has the same amount of Matching Contributions) with the highest Matching Contributions shall have his or her Matching Contributions reduced until his or her Matching Contributions equals the Matching Contributions of the Highly Compensated Employee(s) with the next highest Matching Contributions; provided that a lesser reduction shall be appropriate if such lesser reduction would equal the total excess aggregate contributions computed under this Section. If the total excess aggregate contributions are not distributed by this initial reduction, then the Highly Compensated Employees with the highest Matching Contributions shall have their Matching Contributions reduced until their Matching Contributions equal the Matching Contributions of the Highly Compensated Employee(s) with the next highest Matching Contributions; provided that a lesser reduction shall be appropriate if such lesser reduction would equal the total excess aggregate contributions computed under this Section. Such reductions shall continue in the same manner until the total excess aggregate contributions have been distributed. To the extent possible, any distributions shall be made from Elective Contributions first. If any monies are distributed in accordance with this Section 5.3, any income allocable thereto for such Plan Year and for the period between the close of the Plan Year and the date of distribution shall be distributed to the appropriate Highly Compensated Employees. Notwithstanding any other provision of the Plan, any excess contributions, and income allocable thereto, shall be distributed in accordance with this Section 5.3 no later than the last day of each Plan Year to Highly Compensated Employees to whose Plan Accounts such excess contributions were allocated for the preceding Plan Year.

The Plan may use any reasonable method for computing the income or loss allocable to excess aggregate contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts. Alternatively, the Plan may elect to use a method of allocating Plan Year or gap period income specified under Treasury Regulation Section 1.401(m)-2(b)(2)(iv). Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2008, gap period income will not be included when making distributions of excess aggregate contributions.

In order to satisfy the Contribution Percentage Test, the Employer may, in its sole discretion, make Qualified Nonelective Contributions on behalf of any Participants who are not Highly Compensated Employees, as deemed appropriate by the Plan Administrator, in an amount sufficient to satisfy the nondiscrimination test of Section 5.3. The Employer may, in its sole discretion, make such Qualified Non Elective Contributions as either a percentage of Compensation or as additional Matching Contributions. Any Qualified Nonelective Contributions made by the Employer shall comply with the requirements set forth in Treasury Regulation 1.401(m)-2(a)(6), as in effect on January 1, 2006.

(b)                                               Contribution Percentage Test. For purposes of Section 5.3 “contribution percentage test” shall mean a test which is satisfied if either one of the following two tests are satisfied: (a) the contribution percentage for the Highly Compensated Employees is not more than the contribution percentage for all other Eligible Employees multiplied by 1.25; or (b) the excess of the contribution percentage for the Highly Compensated Employees over the contribution percentage for all other Eligible Employees is not more than two percent (2%), and the contribution percentage for the Highly Compensated Employees is not more than the contribution percentage for all other Eligible Employees multiplied by 2. For purposes of this Section 5.3(b), the “contribution percentage” for Highly Compensated Employees or for all other Eligible Employees for a Plan Year shall mean the average of the ratios, calculated separately for each Employee in such group, of the amount of the Matching Contributions under the Plan paid on behalf of such Employee for such Plan Year to the Employee’s compensation, as defined under Section 414(s) of the Code, for such Plan Year.

For purposes of this Section 5.3, “contribution percentage test” for Highly Compensated Employees or for all other Eligible Employees for the applicable Plan Year shall mean the average of the ratios, calculated separately for each Eligible Employee in such group, of the amount of the Matching Contributions, Employee Contributions and Qualified Non-elective Contributions under the Plan paid on behalf of such Employee for such Plan Year to the Employee’s compensation, as defined under Code Section 414(s) for such Plan Year. Unless otherwise elected by the Committee in accordance with Code Section 401(m)(2)(A) and any guidance from the Internal Revenue Service regarding such Code Section, the applicable Plan Year for the contribution percentage for Highly Compensated Employees shall be the current

Plan Year, and the applicable Plan year for the contribution percentage for non-Highly Compensated Employees shall be the preceding Plan Year.

For purposes of this Section 5.3, the contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to participate in more than one plan described in Code Section 401(a), or arrangements described in Code Section 401(k), that are maintained by the Employer (or of any trade or business, whether or not incorporated, which is considered to be under common control with the Employer under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(c)), shall be determined as if the total of such contribution percentage amounts were made under a single plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all contribution percentage amounts made during the Plan Year under all such plans and arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

In the event that the Plan satisfies the requirement of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 5.3(b) shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan.

5.4                  Investment of Employer Contributions. Matching Contributions, Discretionary Contributions and Qualified Nonelective Contributions, if any, shall be invested in the manner prescribed under Sections 8.5, 8.6 and 8.7.

ARTICLE VI

VESTING OF ACCOUNTS

6.1                  Immediate Vesting of Certain Accounts. A Participant will at all times be 100 percent vested in his or her Elective Contribution Account, Catch-Up Contribution Account, Employee Contribution Account, Qualified Nonelective Contribution Account and Rollover Contribution Account.

6.2                  Vesting of Employer Contributions. Each Participant will have a vested interest in a percentage of his or her Matching Contribution Account and Discretionary Contribution Account determined in accordance with the following schedule and based on his or her Years of Vesting Service:

Years of Vesting Service	Applicable Percentage

fewer than 1	0%
1 but fewer than 2	33 1/3%
2 but fewer than 3	66 2/3%
3 or more	100%

Notwithstanding the above, upon reaching Normal Retirement Date or if a Participant dies or becomes Disabled while an Employee, such Participant shall become 100% vested in all of his or her Accounts. If a Participant dies on or after January 1, 2007 while performing Qualified Military Service (as defined in Section 30.1), then such Participant’s interest in his or her Matching Contribution Account and Discretionary Contribution Account on the date of his or her death shall be 100%.

6.3 Forfeitures.

In the case of a Participant who incurs five consecutive One Year Breaks in Service, any portion of his Account in which he does not have a nonforfeitable interest shall be forfeited.

(a)                                      If a Participant whose employment is terminated elects not to receive a distribution of the nonforfeitable portion of his Account pursuant to Article XIV, then the portion of his Account that is not vested shall be reallocated as a forfeiture at the end of the Plan Year in which his or her employment terminated. If such a Participant subsequently is rehired prior to incurring five (5) consecutive One-Year Breaks in Service, then the portion of his Account previously reallocated as a forfeiture shall be restored as if the Participant’s employment had not terminated.

(b)                                      If a Participant whose employment is terminated receives a distribution of the value of the nonforfeitable portion of his Account, then any portion of his or her Account in which the Participant does not have a nonforfeitable interest shall be forfeited and shall be applied (i) to the restoration of any Accounts of Employees as required for such Plan Year and (ii) in the Employer’s discretion to reduce the Matching Contribution or Discretionary Contribution, if any, or to pay reasonable expenses of administering the Plan, at the earliest opportunity after such forfeitures become available.

If such Participant shall again become an Eligible Employee prior to incurring five (5) consecutive One-Year Breaks in Service, the Employer shall restore (as of the Participant’s reemployment) the dollar value of his account which was forfeited, unadjusted for any gains or losses which occurred during said break in service period (and the period provided hereinafter for repayment). The value of any such forfeited amounts shall be restored to a Participant’s Account and reinvested in the Participant’s Discretionary Contribution Account. Restoration of the amount forfeited hereunder will be provided only if the Participant repays the amount of any prior distribution within five years of the date of his rehire or, if earlier, before the close of the first period of five consecutive One-Year Breaks in Service beginning with the year in which the distribution occurred. Sums repaid by the Participant shall be reinvested in the Participant’s Discretionary Contribution Account. The provisions of this Section regarding the reinvestment of amounts repaid or restored to a Participant’s Account shall apply to each Participant or former Participant who has been reemployed by the Employer, whether before or after the Effective Date.

ARTICLE VII

ROLLOVER CONTRIBUTIONS

Any Employee may file a written petition with the Trustee requesting that the Trustee accept a Rollover Contribution from such Employee. The Trustee shall determine, based on the criteria contained in the written administrative procedures agreed to between the Trustee and the Committee, whether or not such Employee shall be permitted to contribute a Rollover Contribution to the Trust. Any written petition filed pursuant to this Article VII shall set forth the amount of the proposed Rollover Contribution, and contain a statement, as described in the written procedures, that the proposed Rollover Contribution constitutes a Rollover Contribution.

Subject to the foregoing provisions of this Article VII, effective April 1, 2010, the Plan will accept a Rollover Contribution that includes after-tax Employee Contributions from a qualified plan described in Code Section 401(a) or 403(a); provided, that the Plan will not accept Rollover Contributions of Roth elective deferral contributions.

ARTICLE VIII

ACCOUNTS AND CONTRIBUTIONS

8.1                  Establishment of Accounts. The Trustee shall establish and maintain a separate Elective Contribution Account, Employee Contribution Account and Catch-Up Contribution Account, if applicable, in the name of each Participant to which shall be credited Elective Contributions, Employee Contributions and Catch-Up Contributions, respectively, made to the Trust Fund under Section 4.1. Upon receipt of a Rollover Contribution to the Trust, such Rollover Contribution shall become part of the Trust Fund and shall be held by the Trustee in an Employee’s Rollover Contribution Account. The Trustee also shall establish and maintain a separate Matching Contribution Account and Discretionary Contribution Account in the name of each Participant to which shall be credited the portion of each Matching Contribution and Discretionary Contribution, respectively, credited to such Participant under Sections 5.1 and 5.2, respectively. The Trustee shall also establish a Qualified Nonelective Contribution Account in the name of each Participant who actually is credited with Qualified Nonelective Contributions, to which account shall be credited the portion of Qualified Nonelective Contributions credited to such Participant, if any.

8.2                  Contributions to Trust. All contributions to the Trust shall be paid directly to the Trustee. Each contribution shall be subject to instructions from the Committee that: (i) identify each Participant on whose behalf the contribution is being made and the amount thereof; (ii) identify the type of contribution, and (iii) direct the investment of the amount contributed on behalf of the Participant in accordance with Section 8.5, unless an election under Section 8.7 directing such investment already has been filed with the Trustee.

8.3                  Use of Contributions. Contributions made to the Trust Fund, with the exception of those described in Section 8.4, shall be irrevocable, and shall not be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries under the Plan.

8.4                  Return of Contributions.

(a)                                      Qualification of Plan. The retention by the Trustee of Contributions made to the Trust shall be specifically conditioned upon the initial and continued qualification of the Plan under Section 401 of the Internal Revenue Code. If the Plan does not so initially qualify, any Matching or Discretionary Contributions made to the Trust shall be returned to the Employer and any Elective Contributions and Catch-Up Contributions made to the Trust shall be returned to the Participants as soon as practicable but within one year after the date of denial of initial qualification of the Plan.

(b)                                      Deductibility of Contributions. The retention by the Trustee of Contributions made to the Trust Fund shall be conditioned upon the deductibility of such Contributions under Section 404 of the Code. To the extent such deduction is disallowed, any Matching Contribution, Discretionary Contribution, Elective Contribution or Catch-Up Contribution to the Trust shall be returned to the Employer or the Participant, respectively, as soon as practicable but within one year after the disallowance of the deduction.

(c)                                       Mistake of Fact. Any Matching Contribution, Discretionary Contribution, Elective Contribution or Catch-Up Contribution made because of a mistake of fact may be returned to the Employer or the Participant, respectively, at the discretion of the Employer as soon as practicable but within one year after the payment of such Contribution.

8.5                     Investment and Allocation of Contributions and Allocation of Earnings.

(a)                                      Investment Elections. Each Participant may elect to have his or her Accounts invested by the Trustee in shares of one or more of the Investment Funds at a price and in the manner in which such shares are being publicly offered, or in other investments authorized under the Trust Agreement, as directed by the Participant pursuant to Section 8.7 which shares or investments shall be credited to the Participant’s Accounts, as appropriate. Each Participant or Former Participant also may elect the investment of the Participant’s or Fourier Participant’s accumulated Accounts in the alternative investment forms described above.

The Plan Sponsor also may permit (or require) all or a portion of Participants’ Accounts to be invested in common stock of the Plan Sponsor. If investment of such common stock is permitted or required, the Plan Administrator shall prescribe rules and procedures for such investments consistent with the applicable requirements of the Code, ERISA and securities laws. Any common stock of the Plan Sponsor contributed to the Plan on behalf of a Participant shall be invested in the Employer Stock Fund, which shall consist of all Plan Sponsor common stock held by the Trustee and all cash held by the Trustee that is derived from dividends on Plan Sponsor common stock, contributions to be invested in Plan Sponsor common stock and sales of Employer stock or warrants or rights to purchase Employer stock.

(b)                                      Allocation of Earnings. All dividends, capital gains distributions, and other earnings received on any shares of an Investment Fund (or other investment) credited to a Participant’s or Former Participant’s Accounts under the Plan shall be reinvested in such Investment Fund and credited to the appropriate Participant Accounts. Notwithstanding the foregoing, the Plan Sponsor reserves the right to allocate earnings, or any portion thereof, using any reasonably practicable method, provided that any such method is nondiscriminatory in effect

(c)                                       Directed Investments. The Trustee shall invest all Participants’ Accounts that are in shares of one or more of the Investment Funds (or in other investments authorized under the Trust Agreement) as directed by the Participant or Former Participant. Any such investment directions by a Participant or Former Participant shall be made in accordance with rules and procedures prescribed by the Committee, and shall be timely furnished to the Trustee by the Committee in accordance with Section 8.2. To the extent any Participant fails to provide the Committee with investment directions in accordance with such rules and procedures, the Trustee shall invest such Participant’s Accounts in the appropriate T. Rowe Price Life Cycle Fund based on the Participant’s date of birth, or, in the Committee’s discretion, another Investment Fund that is a “qualified default investment alternative” within the meaning of Department of Labor Regulation § 2550.404c-5(e). If the Trustee receives any contribution to the Trust that is not subject to instructions directing its investment, the Trustee under the Trust Agreement may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions from the Committee.

8.6                  Participant Direction of Investments.

(a)                                           ERISA 404(c) Status. The Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder. As a result, with respect to elections described in Section 8.5 of the Plan and any other exercise of control by a participant or his or her beneficiary over assets in the Participant’s accounts, such Participant or beneficiary shall be solely responsible for such actions and neither the Trustee, the Committee, the Employer, nor any other person or entity which is otherwise a fiduciary shall be liable for any loss or liability which results from such participant’s or beneficiary’s exercise of control.

(b)                                           ERISA 404(c) Documentation. The Committee shall provide to each Participant or his or her beneficiary the information described in Section 2550.404c-1(b)(2)(i)(B)(1) of the Department of Labor (“DOL”) regulations. In addition, upon request by a Participant or his or her Beneficiary, the Committee shall provide the information described in Section 2550.404c-1(b)(2)(i)(B)(2) of the DOL regulation. The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan complies with Section 404(c) of ERISA.

8.7                  Participant Elections. The elections described in Section 8.5 shall be made under procedures and on forms established by the Committee. A Participant or Former Participant may elect at any time to change the investment of his or her accumulated Accounts among the various Investment Funds, including the Employer Stock Fund, through notification to the Trustee. A Participant may elect to discontinue all Elective Contributions to the Plan by giving fifteen (15) days notice.

ARTICLE IX

LIMITATIONS ON CONTRIBUTIONS TO PLAN ACCOUNTS

9.1                  Limitations on Contributions. Notwithstanding any other provision of the Plan to the contrary, the annual addition to a Participant’s Plan Accounts under this Plan and any other defined contribution plans maintained by the Employer (or by any trade or business, whether or not incorporated, which is considered to be under common control with the Employer under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(c)),with respect to a Plan Year, which shall be the “limitation year,” shall not exceed the lesser of (a) Forty Six Thousand Dollars ($46,000), as adjusted for cost of living increases under Code Section 415(d) and the regulations thereunder, or (b) one-hundred percent (100%) of the Participant’s total compensation, which for purposes of this Article IX shall mean “wages” as defined in Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services rendered. The term “compensation” for purposes of this Article IX also shall include (i) any elective deferral as defined in Code Section 402(g) and any amount which is contributed or deferred by the Employer which is not includible in the gross income of the Employee by reason of Code Sections 125, 402(e)(3) or 132(0(4), and (ii) effective January 1, 2009, differential pay paid to an Employee during a period of qualified military leave. For the purpose of this Section, the term “annual addition” means the sum of the amounts credited to a Participant” Plan Accounts for any Plan Year consisting of (i) Matching Contributions; (ii) Discretionary Contributions; (iii) Elective Contributions; (iv) amounts allocated to an individual medical account provided by a pension or annuity plan, as described in Code Section 415(1)(2); and (iv) amounts attributable to post-retirement medical benefits allocated to the separate account of a Key Employee pursuant to Code Section 419A(d)(3), under a welfare benefit fund as described in Code Section 419(e). The applicable rules of Code Section 415 and the final regulations promulgated thereunder hereby are incorporated by reference.

9.2                  Excess Contributions. For limitation years beginning prior to January 1, 2008, if, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of Elective Contributions or other facts and circumstances to which Treasury Regulation 1.415-6(b)(6) applies, it is determined that the annual additions to a Participant’s Plan Accounts with respect to a Plan Year exceed the limitations contained in Section 9.1, such annual additions shall be held in an unallocated suspense account and allocated in subsequent years in accordance with the regulations under Code Section 415 or, alternatively, reduced to the extent necessary to bring them within such limitation by the return to the Employee of such excess amount consisting of Elective Contributions and earnings attributable thereto. For limitation years beginning on and after January 1, 2008, the failure to limit annual additions to Participants as required pursuant to Code Section 415(c) and Section 9.1 shall be corrected in accordance with the rules of the correction programs under the Internal

Revenue Service’s Employee Plans Compliance Resolution System, as set forth in Rev. Proc. 2008-50 or any successor thereto.

ARTICLE X

VALUATION OF COMMON TRUST FUND

10.1 Valuation of the Trust Fund. The Trustee shall determine the net worth of the Trust Fund and allocate earnings and losses of the Trust to Participants’ Accounts at least annually but more frequently if the Committee elects. In determining such net worth, the Trustee shall value the assets at their fair market value as of such date. As soon as practicable after such valuation, the Trustee shall deliver to the Committee and to the Board a written determination of the net worth of the Trust Fund together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments) realized or incurred by the Trust Fund since the last such valuation. The Trustee also shall deliver at least annually to each Participant a statement of the value of the Participant’s Accounts.

10.2 Common Trust Fund. The fact that, for administrative purposes, the Trustee maintains separate accounts for each Participant shall not be deemed to segregate for such Participant, or to give such Participant any direct interest in, any specific assets held in the Trust Fund by the Trustee. All such assets may be held and administered by the Trustee as a commingled fund.

ARTICLE XI

BENEFICIARIES

11.1 Beneficiary Designation. Upon becoming a Participant in the Plan, each Employee shall designate a primary Beneficiary and one or more secondary Beneficiaries. The designation shall be made upon a form provided by the Committee. Any Participant or Former Participant may, at any time, revoke or change his or her Beneficiary designation by filing a new designation form with the Committee. In the case of a Participant (including a Former Participant) who is married on the date of death, the Participant’s Beneficiary shall be the Participant’s surviving spouse unless the Participant has elected to have such benefit distributed to a Beneficiary other than the Participant’s spouse. Such an election shall be made under a procedure and on a form provided by the Committee and shall be effective only if the Participant’s spouse at date of death has consented in writing to the election, such consent is witnessed by a notary public and the spouse acknowledges the effect of the election. Such spousal consent is not required, however, if the Committee is satisfied that the Participant’s spouse cannot be located.

11.2 Absence of Beneficiary Designation. If no Beneficiary designation is made, the Participant’s primary Beneficiary shall be the Beneficiary designated on the beneficiary form made available under the Employer’s group term life insurance plan. If neither of the above designations has been made, or if no person so designated survives the Participant, or if, after checking the Participant’s last known mailing address, the whereabouts of the person so designated are unknown and no death benefit claim is submitted to the Committee by such person within one year after the date of death, then the Participant’s primary Beneficiary shall be the personal representative of the Participant, if any has qualified within fifteen (15) months from the date of the Participant’s death. If no personal representative has so qualified, the Participant’s primary Beneficiary shall be any heirs at law of the Participant whose whereabouts are known by the Committee.

ARTICLE XII

RETIREMENT BENEFITS

12.1 Benefit Determination. Upon the retirement of the Participant on or after his or her Normal Retirement Date, the Participant shall be entitled to receive a benefit equal in value to the sum of the amounts in the Participant’s Accounts as of the date such benefits are distributed. Such benefit shall commence, or shall be paid in a lump sum, in accordance with the provisions of Section 12.2.

12.2 Form of Benefit. Plan benefits to be paid to a Participant on account of retirement or after his or her Normal Retirement Date shall be in the form described in either paragraph (1), (2) or (3) below at the Participant’s election:

(1)                                 One lump sum payment;

(2)                                 Payments made in substantially equal monthly, quarterly, semiannual or annual installments, as elected by the Participant, for a specified period not to exceed the life expectancy of the Participant; or

(3)                                 In the form of an annuity, to the extent provided in the Plan prior to January 1, 2004 and not eliminated pursuant to the provisions of Section 411(d)(6) of the Code.

ARTICLE XIII

DEATH BENEFITS

13.1 Benefit Determination. Upon the death of a Participant prior to Termination of Employment, or upon the death of a Former Participant to whom payment of benefits has not commenced, the designated Beneficiary of the deceased Participant shall be entitled to receive a benefit equal in value to the sum of the amount in the Participant’s Accounts as of the date such benefits are distributed. Such benefit shall commence, or shall be paid in a lump sum, in accordance with the provisions of Section 13.3. Upon the death of a Former Participant to whom payment of benefits has commenced, the designated Beneficiary of the deceased Former Participant shall be entitled to receive a benefit equal in value to the amount, if any, in such Former Participant’s Accounts which have not been distributed to the Former Participant prior to the date of his or her death. Such benefit, if any, shall be paid to the Beneficiary in the benefit form elected by the Former Participant and distributed at least as rapidly as under this benefit form.

In the case of a death or disability, if a Participant dies while performing Qualified Military Service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of

Qualified Military Service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

13.2 Proof of Death. The Committee may require such proof of death and such evidence of the right of any person to receive death benefit payments under the Plan as it may deem appropriate, and its determination shall be conclusive and binding.

13.3 Form of Benefit. Except as otherwise provided in Section 13.1, Plan benefits to be paid to Beneficiaries of Participants or Former Participants under Section 13.1 as a death benefit shall be in the form described in either subsection (a) or (b) below at the Beneficiary’s election:

(a)                                      One lump sum payment to be made within a reasonable time period following the Participant’s or Former Participant’s death; or

(b)                                      Payments made in substantially equal monthly, quarterly, semi-annual or annual installments, as elected by the Beneficiary, for a specified period not to exceed the life expectancy of the Beneficiary.

ARTICLE XIV

EMPLOYMENT TERMINATION BENEFITS

14.1 Benefit Determination. Upon Termination of Employment, a Participant shall be entitled to receive a benefit equal in value to the sum of the vested amounts in the Participant’s Accounts as of the date such benefits are distributed. Such benefit shall commence, or shall be paid in a lump sum, in accordance with the provisions of Section 14.2.

14.2 Form of Benefit.

(a)                                      Distribution Options. A Participant who terminates employment shall receive a distribution of his or her Plan benefits in the form described in either paragraph (1) or (2) below, at the Participant’s election:

(1)                                 A lump sum payment distributable at the election of the Participant within a reasonable period of time after the day the Participant Terminates Employment; or

(2)                                 Payments made in substantially equal monthly, quarterly, semiannual or annual installments, as elected by the Participant, for a specified period not to exceed the life expectancy of the Participant to commence at the election of the Participant anytime after the date of Termination of Employment.

ARTICLE XV

DISABILITY BENEFITS

15.1 Benefit Determination. Upon being determined to be disabled in accordance with the provisions of Section 15.2, a Participant shall be entitled to receive a benefit equal in value to the sum of the amounts in the Participant’s Accounts as of the date such benefits are distributed.

Such benefit shall commence, or shall be paid in a lump sum, in accordance with the provisions of Section 15.3.

15.2 Disability Determination. A Participant shall be treated as disabled for the purposes of this Article XV if any one of the following conditions is met: (a) he or she is eligible for benefits under the Employer’s long-term disability program or, (b) he or she is eligible to receive disability benefits under any other long-term disability program, including Social Security. A distribution made to a Participant under Section 15.3(b) shall be made, in the discretion of the Committee, upon receipt of adequate proof of such eligibility. The Committee’s decision made in the exercise of its absolute discretion shall be final.

15.3 Form of Benefit. Plan benefits to be paid to a Participant on account of disability shall be in the form described in either paragraph (a) or (b) below at the Participant’s election:

(a)                                      A lump sum payment to be made within a reasonable time period after the date the Participant has been determined to be disabled under Section 15.2 or, at the election of the Participant, upon a later date; or

(b)                                      Payments made in substantially equal monthly, quarterly, semi-annual or annual installments, as elected by the Participant, for a specified period not to exceed the life expectancy of the Participant.

ARTICLE XVI

DISTRIBUTION TO ALTERNATE PAYEE

16.1 Benefit Determination. Upon obtaining a Qualified Domestic Relations Order which complies with the provisions of Section 2.45, an alternate payee shall be entitled to receive a benefit from the Accounts of a Participant or Former Participant equal to the amount designated in the Qualified Domestic Relations Order. Such benefit shall commence, or shall be paid in a lump sum, in accordance with the provisions of Section 16.2.

16.2 Form of Benefit. Plan benefits to be paid to an alternate payee shall be in any form in which such benefits could be paid to the Participant or Former Participant. Once the Qualified Domestic Relations Order has been approved by the Plan Administrator, such distribution shall commence on the date specified in the order.

ARTICLE XVII

DIRECT ROLLOVER OF BENEFITS

17.1 Right to Direct Rollover. Except as otherwise provided, any Distributee may elect, in accordance with the provisions of this Section 17.1, to have all or a designated portion of an

Eligible Rollover Distribution paid directly to a specified Eligible Retirement Plan in a Direct Rollover.

17.2 Limitations on Direct Rollover. A Distributee may elect to have a portion of an Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan in a Direct Rollover and the remaining portion paid directly to him or her. A Distributee may elect only one Direct Rollover for each Eligible Rollover Distribution.

17.3 Election of Direct Rollover. A Distributee may elect a Direct Rollover of an Eligible Retirement Distribution by filing the required forms with the Committee. The Committee is entitled to reasonably rely on the information provided on such forms by a Distributee in making a Direct Rollover. In the event that a Distributee does not provide all of the information requested on the forms, or fails to submit the forms to the Committee, the Committee will directly pay the amount of the Eligible Rollover Distribution to the Distributee.

17.4 Payment of Direct Rollover. If a Distributee elects a Direct Rollover of his or her Eligible Rollover Distribution in a manner which complies with Section 17.3 hereof, such Eligible Rollover Distribution may be accomplished by any reasonable means of direct payment to the designated Eligible Retirement Plan. Reasonable means of direct payment shall include:

(a)                                      providing the Distributee with a check for delivery to the designated Eligible Retirement Plan, so long as:

(1)                                 the check is endorsed `[name of trustee or custodian] as trustee of [name of Eligible Retirement Plan],’ and

(2)                                 the check explicitly states that it is for the benefit of the Distributee whose Eligible Rollover Distribution is to be transferred in a Direct Rollover; or

(b)                                      mailing a check, negotiable only by the trustee or custodian of the designated Eligible Retirement Plan, to the trustee or custodian of such plan.

ARTICLE XVIII

PAYMENT OF BENEFITS

18.1 Election of Form. No less than thirty (30) days and no more than one hundred eighty (180) days prior to the date of any distribution to a Participant, prior to the Participant’s Normal Retirement Date, the Plan Administrator shall furnish a written notification to the Participant or the Beneficiary describing the forms of benefit in which the Participant or Beneficiary may elect to receive his or her benefit distribution and the consequences of the failure to defer receipt of distribution, and an explanation of Eligible Rollover Distributions. Not later than thirty (30) days after receiving the notification described above, the Participant or Beneficiary shall elect, on a form provided by the Employer, the form in which the benefit is to be distributed. Any election made pursuant to this Section 18.1 may be revoked at any time up to thirty (30) days prior to the commencement of benefit payments.

18.2 Cash-Out Rule. Notwithstanding any provisions of the Plan to the contrary, if the total balance in a Participant’s Plan Accounts, without regard to that portion of the account attributable to Rollover Contributions (and earnings allocable thereto), at the time a benefit first becomes payable under Article XII, XIII, XIV, XV or XVI is $5,000 or less, then such balance shall be paid to the Participant or to the Participant’s Beneficiary in a lump sum payment as soon as practicable after the date the benefit first becomes payable to such Participant or Beneficiary. Notwithstanding the foregoing, any such balance payable to a Participant after March 28, 2005 that exceeds $1,000 will be paid in a Direct Rollover to an individual retirement plan designated by the Plan Administrator, unless the Participant elects to transfer such balance directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or elects to receive such balance directly.

18.3 Time of Payment. Notwithstanding any other provisions of the Plan, and unless the Participant or Beneficiary elects otherwise, the payment of benefits to a Participant or a Beneficiary shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the Participant retires, dies, is determined to be disabled as provided in Section 15.2, or Terminates Employment, but in no event later than the date specified in Section 18.7.

18.4 Form of Benefit Distributions. The distribution of benefits under Articles XII, XIII, XIV, XV and XVI shall be in cash. Notwithstanding the foregoing, distributions in the form of common stock of the Plan Sponsor also may be made available for election by a Participant, only to the extent any portion of a Participant’s Accounts are invested in the Employer Stock Fund at the time such distribution is made.

18.5 Inability to Locate Benefit Recipient. If, after a reasonable effort has been made by the Committee to locate a Participant or Beneficiary who is entitled to receive a benefit provided for in Articles XII, XIII, or XIV, and after sending written notice to his or her last known mailing address, such Participant or Beneficiary (hereafter in this Section “missing person”) cannot be located and no claim is filed for the payment of such benefits on or before the fifth anniversary of the date such benefits first became payable, such missing person shall be presumed dead. As of a Plan Year’s last day which first follows, or coincides with, such fifth anniversary, the Plan Accounts of such missing person shall be allocated among the Matching Contribution Accounts of all Participants in the same proportion that each Participant’s Compensation for that Plan Year bears to the total Compensation of all Participants for such Plan Year. In the event that such missing person thereafter files a claim for such benefit while this Plan is in effect and demonstrates to the satisfaction of the Committee that he or she is in fact such missing person, the amounts which were allocated in accordance with the preceding sentence shall be paid to him or her by the Plan Sponsor.

18.6 Claims Procedure. All claims shall be processed in accordance with the claims procedure described in the Summary Plan Description for the Plan.

18.7 Required Distribution.

A Participant who is not a five percent (5%) owner and who attains age seventy and one-half (70’/2) shall commence benefit payments no later than April 1 of the calendar year following the calendar year in which the Participant separates from service; provided, that benefit payments to a Participant who is a five-percent (5%) owner must be made not later than April 1 of the calendar year following the calendar year in which such Participant attains the age of seventy and one-half (70 1/2).

All distributions required under this Section 18.7 shall be made in accordance with the regulations of Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed regulations.

ARTICLE XIX

IN-SERVICE WITHDRAWALS

19.1 Withdrawals After Age 59 1/2. A Participant who has attained age fifty-nine and a half (59 1/4) may withdraw some or all of the amount in his or her Accounts. Application to make such a withdrawal shall be made on a form provided by the Employer.

19.2 Withdrawal of Employee Contributions. A Participant may make a withdrawal from his or her Employee Contribution Account, but only with such prior notice and subject to such other limitations as the as the Plan Administrator may prescribe. Any withdrawal under this Section 19.2 shall be in the amount specified by the Participant up to the value of such account, determined as of the valuation date next following the Administrator’s receipt of written notice of the withdrawal, and shall be made as soon as practicable after such valuation date.

19.3 Hardship Withdrawals.

(a)                                      In General. A Participant may withdraw some or all of the amount in his or her Accounts (excluding the income attributable to Elective Contributions earned after December 31, 1988) if such a withdrawal is necessary due to the immediate and heavy financial need of the Participant. No hardship withdrawal shall be made for an amount less than $500. Application to make a hardship withdrawal shall be made in accordance with procedures established by the Committee.

(b)                                      Hardship. The Participant may receive a hardship distribution upon demonstrating to the Committee that such distribution is necessary to satisfy a financial hardship arising due to: (1) expenses for (or necessary to obtain) medical care for the Participant or the Participant’s spouse or dependents; (2) the purchase of Participant’s principal residence (but not including mortgage payments); (3) educational expenses of the Participant, the Participant’s spouse, children or his or her dependents for the next 12 months of post-secondary education; (4) as necessary to prevent the eviction from the Participant’s principal residence or the foreclosure on the mortgage on the Participant’s principal residence; (5) burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code); or (6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c)                                       Immediate and Heavy Financial Need. The Participant must demonstrate to the Committee that the financial hardship cannot be relieved by other distributions or nontaxable (at the time of the loan) loans from any other plans in which the Participant participates.

(d)                                      Withdrawal Procedure. Withdrawal from the Participant’s Accounts in the event of a hardship will be made in the following order:

(1)                                 from the portion of his or her Employee Contribution Account attributable to income,

(2)                                 from his or her Elective Contribution Account, (excluding the portion of an Elective Contribution Account attributable to income earned after December 31, 1988.

(3)                                 from his or her Rollover Contribution Account,

(4)                                 from his or her Matching Contribution Account, and

(5)                                 from his or her Discretionary Contribution Account.

(e)                                       Distribution Limitation. A Participant’s hardship distribution must not exceed the amount necessary to satisfy the hardship. No withdrawal may be made of an amount which has been loaned to a Participant under Article XX. The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(f)                                        Effect of hardship distribution. If a Participant receives a hardship withdrawal from his or her Elective Contribution Account, then any Elective Contribution election, Employee Contribution election, or any other cash-or-deferred or employee contribution election in effect with respect to the Participant under the Plan or any other qualified plan maintained by an Affiliated Employer shall be suspended for the 6-month period beginning with the pay period after the hardship withdrawal is approved.

19.4 Investment Funds. Upon approval by the Committee of a withdrawal application under either Section 19.1, 19.2 or 19.3, and, unless the Participant elects otherwise, the Committee shall instruct the Trustee as to the Investment Fund or Funds from which to make payments to the Participant.

19.5 Withdrawals on Account of Disability. A Participant who becomes entitled to disability benefits under the Employer’s long term disability plan but who has not otherwise separated from service from the Employer or an Affiliated Employer may make a withdrawal from any one or more of his or her Accounts for any reason, but with such prior notice as the Plan Administrator may prescribe. Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant’s vested portion of the particular Account determined as of the valuation date next following the Plan Administrator’s receipt of notice of the withdrawal. Payment to the Participant shall be made as soon as practicable after such valuation date.

ARTICLE XX

LOANS TO PARTICIPANTS

20.1 In General. Upon the written application of a Participant, and subject to the terms of this Article XX, the Plan may lend to such Participant an amount from the Participant’s Accounts as requested by the Participant. Loans shall be made available to all Participants who are actively employed by the Employer, as well as any Former Participant or Beneficiary who is a party-in-interest, as defined in Section 3(14) of ERISA, and who retains an interest in an Account; provided, such class of Participants, Former Participants and Beneficiaries does not discriminate in favor of Highly Compensated Employees. For purposes of this Article XX only, the term “Participant” shall include any Participant or Former Participant eligible to request a loan from the Plan.

20.2 Loan Limits. The amount of a loan (when added to the outstanding balance of all other loans from the Plan, including a loan deemed distributed) shall not exceed the lesser of (i) the amount in the Accounts of the Participant, (ii) $50,000, reduced by the excess of the Participant’s highest outstanding loan balance (a loan deemed distributed is considered outstanding for this purpose) from the Plan during the one year period immediately preceding the date of a new loan over the Participant’s outstanding loan balance on such date or (iii) one-half (1/2) the value of the Participant’s vested Account balances. In determining the maximum loan amount, the limitations under the Plan shall be tested first and the aggregate limits under applicable law, including all qualified plans maintained by the Employer or an Affiliated Employer in which the Participant participates, shall be tested second. The Participant shall be entitled to borrow from the Plan the lesser of the two amounts. Notwithstanding the above, no loan will be made for an amount less than $1,000. Only three (3) loans may be outstanding with respect to any Participant at any time (a loan deemed distributed is considered outstanding for this purpose). Loans granted to Participants under the terms of the General Dynamics Plan, as defined in Section 20.11 hereof, that are transferred to the Plan pursuant to Section 20.11 and that still are outstanding shall be considered outstanding under this Section 20.2 for purposes of determining how many outstanding loans a Participant has as of any particular date.

20.3 Loan Application. Application by a Participant for a loan shall be in writing on a form prescribed by the Committee and shall be submitted to the Committee for review. The application shall set forth facts establishing to the satisfaction of the Committee that the Participant is credit-worthy and has the means and ability to repay the loan according to its terms. Approval of the application shall be made by the Committee. A Participant shall be obligated to execute a promissory note and a payroll withholding form before receiving the loan proceeds.

20.4 Collateralization. If the Committee approves the loan, it shall direct the Trustee to establish a special loan account by liquidating a portion of the Participant’s Accounts in the amount of the loan. Each loan shall be secured by an amount in the Participant’s Accounts equal to the amount of the loan, but not greater than fifty percent (50%) of the borrower’s entire right, title and interest in his vested Account balances.

20.5 Availability. The Committee shall make loans available to all Participants on a reasonably equivalent basis, considering the credit-worthiness, but without regard to the age, sex, race, color, religion or national origin of the Participant.

20.6 Interest Rate. Each loan agreement shall provide for the payment of a reasonable rate of interest; such interest to be fixed by the Committee at an annual percentage rate equal to the prime rate charged, determined in accordance with a procedure established by the Committee, by large United States money center commercial banks as published in The Wall Street Journal. The Committee shall not unreasonably discriminate among Participants in the matter of interest rates.

20.7 Repayment. The repayment of any loan granted pursuant to this Article XX shall be in accordance with the terms and conditions determined by the Committee; provided, every loan shall be repaid in substantially level periodic installments of principal and interest, payable not less frequently than quarterly over the term thereof. The term of a loan shall not exceed five (5) years, unless such loan is for the purpose of acquiring the Participant’s principal residence, in which case the loan may be for any reasonable period of time determined by the Committee. An Employee on an approved leave of absence without pay may request a suspension of repayment for a period of time not to exceed one year. Any such suspension, however, shall not extend the maximum five (5) year term of the loan, if applicable. Notwithstanding the foregoing, an Employee on qualified military leave may request a suspension of repayment for the term of the military leave service. Such extension can extend the maximum five (5) year term of the loan by the length of the military leave.

20.8 Default. A loan granted pursuant to this Article XX that is not repaid shall be deemed to be in default upon the earlier of (1) the date the Participant Terminates Employment, (2) the Participant’s failure to make payment on the loan as due, to the extent such failure causes the loan to fail to satisfy the requirements of Section 20.7, or (3) in the case of death while employed, within a reasonable time established by the Committee. At the time of such default, the Committee shall foreclose on the loan and deduct any outstanding balance plus accrued interest from the Participant’s Account balances immediately prior to distribution.

20.9 Exceptions to Default Rule. Notwithstanding any provisions in Section 20.8 to the contrary, a loan granted to a Participant under the terms of a tax-qualified plan allowing for repayment of a loan following termination of employment which loan was acquired by the Plan Sponsor pursuant to the acquisition of an Affiliated Employer shall not be deemed to be in default upon the date such Participant Terminates Employment. In addition, loans granted to Participants under the terms of another tax-qualified retirement plan that are transferred to the Plan shall not be deemed to be in default upon the date such Participant Terminates Employment to the extent the terms of such loans allow for repayment of the loans following Termination of Employment.

20.10 Additional Rules. All loans shall be subject to such further rules and regulations as the Committee shall from time to time prescribe and administer in a non-discriminatory manner.

20.11 General Dynamics Satellite Systems Group Loans. Effective June 1, 2010, employees of the General Dynamics Satellite Systems Group (the “General Dynamics Group”)

who become Employees as part of and at the time of the 2010 acquisition of the operating assets of the General Dynamics Group may transfer outstanding loans to the Plan that were granted to the Employees under the terms of the tax-qualified defined contribution plan that covered the employees of the General Dynamics Group immediately prior to the 2010 acquisition (the “General Dynamics Plan”) provided:

(a)                                      any such Employee agrees to transfer all of the Employee’s assets held in his or her plan account under the General Dynamics Plan to this Plan; and

(b)                                      any such transferred loan is not in default at the time of transfer to the Plan. For purposes of this Section 20.11(b), a loan will not be considered in default at the time of transfer if the Participant still is entitled to make up any missed payments during any grace period provided under the terms of the General Dynamics Plan.

ARTICLE XXI

INALIENABILITY OF BENEFITS

The right of any Participant or Beneficiary to any benefit provided under the Plan or to the property contained in any separate Plan Account shall not be subject to voluntary or involuntary transfer, alienation or assignment, and (to the fullest extent permitted by law) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process, except in compliance with a Qualified Domestic Relations Order. In the event a Participant or Beneficiary who is receiving or is entitled to receive a benefit provided under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

ARTICLE XXII

ADMINISTRATION AND FIDUCIARIES

22.1 Administrator. The Employer shall have the sole responsibility for making the contributions required under Articles IV and V. The Plan shall be administered by the Plan Sponsor, who may designate any of its responsibilities to any person, committee of persons or entity. The Committee shall have the responsibility for selecting the Trustee, for selecting the Investment Fund(s) (and other investment media, if authorized under the Trust Agreement) available for investment of the Accounts under the Plan, for directing the Trustee in the investment of Accounts for the administration of the Plan, as more fully described in Section 22.3. The Trustee shall have responsibility for the administration of the Trust in accordance with the provisions of the Trust Agreement. It is intended that the Plan Sponsor, the Committee and the Trustee shall be responsible only for the proper exercise of their own powers, duties, responsibilities and obligations under the Plan and Trust Agreement, and shall not be responsible for any act or failure to act of another.

22.2 Named Fiduciaries.

(a)                                      General. The following fiduciaries (referred to hereinafter individually as a “Named Fiduciary” and collectively as “Named Fiduciaries”) shall be responsible for the control, management and administration of the Plan and the control, management and disposition of the assets of the Trust Fund:

(1)                                 the Plan Sponsor;

(2)                                 the Board; and

(3)                                 the Committee.

Each Named Fiduciary shall have the powers and responsibilities as are expressed in the Plan and, with respect to the Committee’s responsibilities, as may otherwise be specified in the Plan Sponsor’s delegating resolutions or similar instrument, and any power or responsibility for the control, management or administration of the Plan or Trust Fund which is not expressly allocated to any Named Fiduciary, or with respect to which an allocation is in doubt, shall be deemed allocated to the Plan Sponsor. Each Named Fiduciary shall have no responsibility to inquire into the acts and omissions of any other Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary under the Plan.

(b)                                      Allocation of Responsibility. Any Named Fiduciaries may, by agreement among themselves, allocate any responsibility or duty assigned to a Named Fiduciary under this Plan, other than the responsibility of the Trustee for the management and control of the Trust Fund, to one or more other Named Fiduciaries, provided, however, that any agreement respecting such allocation shall be in writing and shall be filed by the Committee with the records of the Plan. No such agreement shall be effective as to any Named Fiduciary which is not a party to such agreement until such Named Fiduciary has so consented in writing filed with the Committee. Any Named Fiduciary may, by written instrument filed by the Committee with the records of the Plan, designate a person who is not a Named Fiduciary to carry out any of its responsibilities under the Plan, other than the responsibility of the Trustee for the management and control of the Trust Fund, provided, however, that no such designation shall be effective as to any other Named Fiduciary until such other Named Fiduciary has received written notice of such designation.

(c)                                       Employees of Fiduciaries. Any Named Fiduciary, or a person designated by a Named Fiduciary to perform any responsibility of a Named Fiduciary pursuant to the procedure described in the preceding paragraph, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under the Plan or such person has by virtue of such designation.

(d)                                      Multiple Roles. Any person may serve in more than one fiduciary capacity with respect to the Plan, and any person who is a fiduciary may be a Participant if he or she otherwise satisfies the applicable Plan requirements to be a Participant.

22.3 The Committee.

(a)                                      Organization. The Plan Sponsor shall administer the Plan through the Committee.

(b)                                      Administration of the Plan. The Committee shall have all powers necessary to administer the Plan, including the power to select the Trustee; to select the Investment Fund(s) to direct the Trustee to invest the Accounts in any investment media or cash; to construe and interpret the Plan documents; to decide all questions relating to an individual’s eligibility to participate in the Plan; to reduce the Elective Contributions of Highly Compensated Employees; to recharacterize the elected Elective Contributions of Highly Compensated Employees; to determine the amount, manner and time of any distribution of benefits or withdrawal under the Plan; to approve and insure the repayment of any loan to a Participant under the Plan; to resolve any claim for benefits; and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee’s responsibilities under the Plan. Any construction, interpretation or application of the Plan by the Committee shall be final, conclusive and binding on all Participants, Beneficiaries, Employees and all other persons interested in the Plan or asserting claims under the Plan.

(c)                                       Records and Reports. The Committee shall be responsible for maintaining sufficient records to reflect the years of service completed by each Employee for purposes of the Plan, and the Compensation of each Participant for purposes of the Plan.

(d)                                      Furnishing Trustee with Instructions. The Committee shall be responsible for furnishing the Trustee with instructions regarding all contributions to the Trust in accordance with Article IV and V, all distributions to Participants in accordance with Article XII, XIII, XIV and XV, all in-service withdrawals by Participants in accordance with Article XIX. In addition, the Committee shall be responsible for furnishing the Trustee with any further information respecting the Plan which the Trustee may request for the performance of its duties or for the purpose of making any reports to any government agency that may be required of the Trustee.

(e)                                       Liabilities. The Committee shall be indemnified and held harmless by the Plan Sponsor with respect to any liability, assessment, loss, expense or other cost, of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member of the Committee on account of any alleged breach of responsibilities performed or to be performed hereunder or any action or proceeding, actual or threatened, which arises as a result of being a member of the Committee, provided such action or allegation is not finally judicially determined to have resulted directly and primarily from the member’s own gross negligence or willful misconduct.

22.4 Claims and Review Procedures. The Committee shall adopt procedures for the filing and review of claims in accordance with section 503 of ERISA.

22.5 Payment of Plan Expenses. The Committee may direct the Trustee to pay from the Trust any and all expenses of administering the Plan, to the extent such expenses are reasonable. The Committee will determine in its sole discretion what constitutes a reasonable expense of administering the Plan, and whether such expenses shall be paid from the Trust. Any such expenses not paid from the Trust shall be paid by the Employer as determined by the Committee. To the extent permitted by the Code and ERISA, the Committee may direct the Trustee to reimburse the Employer from the Trust for a reasonable expense of administering the Plan which is paid by the Employer prior to a determination with respect to such expense.

22.6 Correcting Operational Defects. The Committee will have the full discretionary power and authority to correct any “operational defect” in any manner or by any method it deems appropriate in its sole discretion in order to cause the Plan (i) to operate in accordance with its terms or, (ii) to maintain its tax-qualified status under the Code. For purposes of this Section, an “operational defect” is any operational or administrative action (or inaction) in connection with the Plan which, in the judgment of the Committee, fails to conform with the terms of the Plan or causes or could cause the Plan to lose its tax-qualified status under the Code.

ARTICLE XXIII

TOP-HEAVY PROVISIONS

23.1 In General. If the Plan should for any Plan Year become top-heavy as defined in Section 23.2, then, notwithstanding any other provisions of the Plan, the rules in Section 23.3 shall apply to the Plan.

23.2 Top-Heavy Determination.

(a)                                           Top-Heavy Defined. The Plan is top-heavy for a Plan Year if, as of the Determination Date, the aggregate of the Accounts under the Plan for Key Employees exceeds sixty percent (60%) of the aggregate of the Accounts for all Employees, as computed under Section 416(g) of the Code. The “Determination Date” for purposes of Article XXIII shall mean the last day of the Plan Year preceding the Plan Year in question. The value of the accumulated benefit for any Employee as of a Plan Year shall include the aggregate distributions, including withdrawals, made with respect to such Employee under the Plan, and any plan aggregated with the Plan under Section 416(g)(2) of the Code and Section 23.2(b), during the one-year period ending on the Determination Date. Notwithstanding the foregoing, in case of a distributions made for a reason other than severance from employment, death, or disability, “five-year period” shall be substituted for “one-year period.” The Accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

(b)                                           Required Aggregation Groups. If the Plan is required to be aggregated with other plans under the provisions of the following sentences, then the aggregated plans taken together shall constitute the Plan for purposes of this Section 23.2. Notwithstanding the foregoing, if the Plan is required to be aggregated with a group of plans in a required aggregation group then if the required aggregation group is not top-heavy for a Plan Year, the Plan is not top-heavy for that Plan Year, and if the required aggregation group is top- heavy for a Plan Year, then the Plan is top-heavy for that Plan Year. For purposes of the preceding sentence, a required aggregation group means each plan of the Employer (or of a trade or business, whether or not incorporated, which is considered to be under common control with the Employer under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(c) of the Code) in which a Key Employee participates, and each other such plan which enables any plan in which a Key Employee participates to meet the coverage and anti-discrimination requirements of Sections 401(a)(4) and 410 of the Code, including any terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.

(c)                                            Permissive Aggregation Groups. Notwithstanding the above provisions, the Plan will not be top-heavy in any Plan Year in which a permissive aggregation group to which the Plan belongs is not top-heavy. A permissive aggregation group consists of plans maintained by the Employer (or by any trade or business as described above) that are required to be aggregated plus one or more plans that are not part of a required aggregation group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group.

(d)                                           Top-Heavy Determination for a Group. A required aggregation group or a permissive aggregation group is top-heavy for a Plan Year if, as of the Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds sixty percent (60%) of a similar sum determined for all participants in such plans under Section 416(g) of the Code.

23.3 Top-Heavy Contingent Provisions. If the Plan is top-heavy for a Plan Year, as defined in Section 23.2, then the following Plan provisions shall apply for that Plan Year:

(a)                                           The combined Employer Contribution and the contributions under any other defined contribution plan of the Employer (or of a trade or business as described in Section 23.2(b)) for the Plan Year for each Participant who is not a Key Employee, expressed as a percentage of compensation and after adding thereto all Elective Contributions made by each such Participant, shall be not less than the lesser of 3 percent or the largest percentage calculated in the same manner for any Key Employee. “Compensation” for purposes of this Article XXIII shall mean all compensation paid to a Participant as an Employee during the Plan Year for personal services rendered in the course of employment within the meaning of Section 415(c)(3) of the Code.

(b)                                           In calculations made under the Plan, no more than two hundred and five thousand dollars ($205,000.00) of a Participant’s annual compensation may be taken into account. Such figure may be adjusted annually under determinations made by the Secretary of the Treasury.

(c)          For purposes of this Section 23.3, Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2)

of the Code. Employer Contributions that are used to satisfy the minimum contribution requirements shall be treated as Employer Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE XXIV
FUNDING POLICY

The Committee shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Committee shall meet at least annually to review such funding policy and method. In establishing and reviewing such funding policy and method, the Committee shall endeavor to determine the Plan’s and Plan Participants’ short-teen and long-term objectives and financial needs. All actions of the Committee taken pursuant to this Article XXIV, and the reasons therefor, shall be communicated to the Trustee.

ARTICLE XXV

TERMINATION OF PLAN AND
DISCONTINUANCE OF CONTRIBUTIONS

25.1 Plan Termination. The Employer shall have the right, at any time, to terminate or partially terminate the Plan by formal action of the Board, or a committee thereof, in accordance with state law either at a regularly scheduled meeting of the Board, or a committee thereof, or by written consent. Upon full or partial termination of the Plan without the establishment of a successor plan, as described in Section 401(k)(10)(A)(i) of the Code, the Plan Sponsor shall direct the Trustee to distribute all assets remaining in the Trust, after payment of any expenses properly chargeable against the Trust, to the Participants in accordance with the Plan Accounts of each participant at the time of distribution, in cash, and in such manner as the Plan Sponsor shall determine. In the event of full or partial termination, each affected Participant shall be fully vested in such Participants’ Accounts.

25.2 Discontinuance of Contributions. Upon complete discontinuance of Elective Contributions, Employee Contributions, Matching Contributions and Discretionary Contributions to the Plan, the Plan Sponsor shall direct the Trustee to continue to maintain separate Plan Accounts for each Participant, to accumulate earnings and profits thereon, and to distribute benefits under Articles XII, XIII, XIV and XV of the Plan. In the event of complete discontinuance of Matching Contributions, Discretionary Contributions, Elective Contributions and Employee Contributions to the Plan, each Participant shall be fully vested in such Participant’s Accounts.

ARTICLE XXVI

AMENDMENT OF THE PLAN

26.1 Power to Amend Plan. The Employer shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan, including any obligation of the Employer under Article V, by formal action of the Board, or a committee thereof, in accordance with state law either at a regularly scheduled meeting of the Board, or a committee thereof, or by written consent. Any written amendment to the Plan under this Section

26.1 shall be executed by the Plan Sponsor on behalf of the Employer. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their Beneficiaries or cause any reduction in the amount previously credited to any Participant or permit any portion of the Trust Fund or the Accounts to revert to, or become the property of, the Employer. No amendment to this Plan which affects the rights, duties, or responsibilities of the Trustee may be made without the Trustee’s written consent.

26.2 Effective Date of Amendment. Any amendment to the Plan shall become effective upon the date specified as the effective date of the amendment.

ARTICLE XXVII

MERGER, CONSOLIDATION OR TRANSFER OF PLAN ASSETS

In the event of the merger or consolidation of the Plan with, or the transfer of the assets and/or liabilities of the Plan to, another plan which is qualified under Section 401(a) of the Internal Revenue Code, each Participant or Beneficiary under this Plan shall be entitled to receive benefits immediately after the merger, consolidation or transfer which are equal to or greater than the benefits he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had been terminated at such time.

ARTICLE XXVIII

SPECIAL RULES

28.1 Plan Mergers and Spinoffs. This Section sets forth special provisions applicable to mergers of other plans into the Plan, and spinoffs of portions of the Plan to other plans, which occur from time to time.

(a)                                 Merger of Savings Plan For Employees of Fairchild Space and Defense Corporation. Effective as of January 1, 1997, the Savings Plan For Employees of Fairchild Space and Defense Corporation was merged with and into the Plan. In connection with the merger, all of the provisions of the Plan are substituted for the provisions of the Fairchild Plan except those provisions of said Fairchild Plan that constitute a protected benefit right or feature within the meaning of Code Section 411(d)(6), which provisions of said Fairchild Plan shall continue to be in effect under the Plan to the extent required by section 411(d)(6) and are incorporated herein by reference.

(b)                                 Merger of Savings Plan For Bargaining Unit Employees of Fairchild Space and Defense Corporation. Effective as of January 1, 1997, the Savings Plan For Bargaining Unit Employees of Fairchild Space and Defense Corporation (the “Fairchild Bargaining Plan”) was merged with and into the Plan. In connection with the merger, all of the provisions of the Plan are substituted for the provisions of the Fairchild Bargaining Plan except those provisions of said Fairchild Bargaining Plan that constitute a protected benefit right or feature within the meaning of Code Section 411(d)(6), which provisions of said Fairchild Bargaining Plan shall continue to be in effect under the Plan to the extent required by section 411(d)(6) and are incorporated herein by reference.

(c)                                  Merger of Orbital Sciences Corporation/Chandler Operations Retirement Savings Plan (1994 Restatement). Effective as of January 1, 1997, the Orbital Sciences Corporation/Chandler Operations Retirement Savings Plan (the “Chandler Plan”) was merged with and into the Plan. In connection with the merger, all of the provisions of the Plan are substituted for the provisions of the Chandler Plan except those provisions of said Chandler Plan that constitute a protected benefit right or feature within the meaning of Code Section 411(d)(6), which provisions of said Chandler Plan shall continue to be in effect under the Plan to the extent required by section 411(d)(6) and are incorporated herein by reference.

(d)                                 Merger of Other Tax Qualified Defined Contribution Plans into the Plan. From time to time, the Plan Sponsor, or its delegate may permit, in such manner as it deems appropriate, a tax qualified defined contribution plan of another employer (the “other plan”) to be merged with and into the Plan. In connection with such merger, all of the provisions of the Plan are substituted for the provisions of the other plan, except those provisions of the other plan that constitute a protected benefit right or feature within the meaning of Code Section 411(d)(6), which provisions of the other plan shall continue to be in effect under the Plan to the extent required by Code Section 411(d)(6) and are incorporated herein by reference.

28.2 Treatment of Certain Transferred Participants.

Notwithstanding any provision to the contrary, on behalf of each Plan Participant who becomes an employee of an Affiliated Employer that has not adopted the Plan and that has its own tax-qualified defined contribution plan which permits receipt of transferred amounts from this Plan, the Trustee of the Plan, at the direction of the Committee, shall transfer to the trustee of such Affiliated Employer’s plan all assets held in his or her Accounts under the Plan, vested and unvested. Notwithstanding any provision of the Plan to the contrary, the Trustee of the Plan shall accept a transfer from the tax-qualified defined contribution plan of an Affiliated Employer of all assets held, vested and unvested, for the benefit of each such Participant who was formerly a participant in such other plan and on whose behalf amounts are being transferred from said plan to the Plan. Notwithstanding any provision of the Plan to the contrary, the Trustee of the Plan, at the direction of the Committee, shall accept a transfer from the tax-qualified defined contribution plan of an Affiliated Employer of all assets held, vested and unvested, for the benefit of each such Participant who was formerly a participant in such other plan and on whose behalf amounts are being transferred from said plan to the Plan. Following such transfer, such Participant shall have no further rights under such former employer’s plan with respect to such transferred amounts, and shall look solely to the provisions of this Plan for such rights. To the extent not otherwise provided under this Plan, (i) each such Participant shall be credited under this Plan with the number of years (or portions thereof) of his or her eligibility and vesting service accumulated under such former employer’s plan and (ii) if such transfer was a mandatory direct transfer, any optional form of benefit, or any other protected right or feature within the meaning of

Code Section 411(d)(6) shall continue to be available under the Plan with respect to such transferred amounts to the extent required by such section.

28.3 Special Actions by Committee. The Committee, by an action duly taken in accordance with the provisions of Article XXII of the Plan, may extend past service credit for purposes of eligibility and vesting to certain groups of employees employed by a business acquired after the Effective Date by the Employer, so long as such action is taken in a nondiscriminatory fashion.

28.4 Special Vesting Rule. Notwithstanding any provisions of the Plan to the contrary, any Employee who is terminated as a direct result of the transaction that results in the sale of the operating assets of the Employer’s Transportation Management Systems business group shall become 100% vested in his or her Accounts, effective as of the consummation of that transaction.

ARTICLE XXIX
MISCELLANEOUS

29.1 Participants’ Rights. Except as may be otherwise specifically provided by law, neither the establishment of the Plan nor any modification thereof, nor the creation of any Plan Account, nor the payment of any benefit, shall be construed to give to any Participant or to any other person a legal or equitable right against the Plan Sponsor, the Employer, any director, officer or employee thereof, the Committee or the Trustee. Under no circumstances shall the terms of employment of any Employee be deemed to have been modified or in any way affected by the establishment of the Plan, and nothing contained in this Plan document, the Trust Agreement or any related document shall require the Employer to retain any Employee in its service.

29.2 Benefits Supported Only by Trust Fund. Any person having any claim for any benefit under the Plan shall look solely to the assets of the Trust Fund for satisfaction. In no event will the Committee, the Plan Sponsor, the Employer or the Trustee, or any of their employees, officers, members of their Board or agents, be liable in their individual capacities to any person whomsoever for the payment of benefits under the provisions of the Plan except to the extent that liability is imposed by Federal law.

29.3 Discrimination. The Plan Sponsor, through the Committee, shall administer the Plan in a uniform and consistent manner with respect to all Participants and Beneficiaries and shall not permit discrimination in favor of officers, stockholders or Highly Compensated Employees.

29.4 Claims. Any payment to a Participant or Beneficiary or to their legal representative, or heirs-at-law, made in accordance with the provisions of this Plan shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Sponsor, the Trustee, the Committee and the Employer, any of whom may require such person, his or her legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Sponsor, the Trustee, the Committee or the Employer as the case may be.

29.5 Agent for Service of Process. The agent for service of process for the Plan shall be the person currently listed in the records of the Secretary of State of Virginia as the agent for service of process for the Plan Sponsor.

29.6 Reporting and Disclosure. The Plan Sponsor shall satisfy any requirement now or hereinafter imposed through Federal or State legislation to report and disclose to any Federal or State department or agency, or to any Participant or Beneficiary, any information respecting the establishment or maintenance of the Plan or the Trust Fund.

29.7 Construction of Agreement. The Plan shall be construed in accordance with the laws of the State of Virginia, and all provisions thereof shall be administered in accordance with the laws of that State.

29.8 Savings Clause. In the event that any one or more of the terms, conditions, or provisions, or any part thereof, contained in this Plan, or the application thereof to any person or circumstance, shall for any reason, in any respect, or to any extent be held to be invalid, illegal, or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the remainder of such term, condition, or provision, nor any other provision of this Plan, nor the application of such term, condition, or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, and this Plan shall be construed as if such invalid, illegal, or unenforceable term, condition, or provision had never been contained herein, and each term, condition, or provision hereof shall be valid and enforced to the fullest extent permitted by law.

29.9 Number and Gender. Whenever appropriate, words used herein in the singular shall be construed as though used in the plural, words used herein in the plural shall be construed as though used in the singular, words used herein in the masculine gender shall be construed as though used in the feminine gender, and words used herein in the feminine gender shall be construed as though used in the masculine gender.

29.10 Headings. Headings of articles, sections and paragraphs of the Plan have been inserted for convenience of reference and constitute no part of the Plan.

29.11 Legal Action.

(a)                                      Necessary Parties. Except as may be otherwise specifically provided by law with respect to any action or proceeding involving the Plan or the Trust, or any property constituting part or all thereof, or the administration thereof, the Plan Sponsor, the Employer and the Trustee shall be the only necessary parties thereto and no Employee or Former Employee of the Employer, any Beneficiary or any other person having or claiming to have an interest in the Trust or under the Plan shall be entitled to any notice of such action.

(b)                                      Final Judgment Binding. Except as may be otherwise specifically provided by law, any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the Plan Sponsor, the Employer and the Trustee and all persons having or claiming to have any interest in the Trust or under the Plan.

29.12 Entire Plan. This Plan contains the entire understanding and undertaking of the Plan Sponsor and its Affiliated Employers with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous undertakings, agreements, understandings, inducements or conditions, whether express or implied, oral or written, except as herein contained. This Plan may not be modified or amended other than by a written document adopted or executed pursuant to the terms hereof

29.13 Plan Binding on All Parties. This Plan shall be binding upon the parties hereto, their successors and assigns, and upon all Plan Participants and their Beneficiaries, heirs, executors, administrators and assigns.

29.14 Qualification. It is the intention of the Employer that the Plan and Trust shall comply with the provisions of Sections 401 and 501 of the Internal Revenue Code and the Regulations issued pursuant thereto, as well as any other requirements of ERISA applicable to the Plan, and the terms of the Plan shall be interpreted and administered so as to accomplish that result. In addition, the President or Vice-President - Finance of the Plan Sponsor is hereby authorized, without action of the Board, to execute any amendments to the Plan which may be necessary to obtain approval by the Internal Revenue Service of the Plan as a qualified plan or to meet any other requirements of law applicable to the Plan.

29.15 Transfer Contributions. The Plan Administrator may direct the Trustee to receive and add to the Trust Fund cash or other property acceptable to the Trustee distributed on behalf of a Participant directly from another employee benefit plan and trust qualified under Code Section 401(a) and exempt under Code Section 501(a), provided the Plan Administrator determines the transfer will result in the deferral of federal and state income taxation on the amount transferred to the Trust Fund. The Trustee shall comply with the direction of the Plan Administrator.

29.16 Distributions Due to Termination of Employment Resulting from Qualified Military Service. For Plan Years beginning on and after January 1, 2009, if a Participant is performing Qualified Military Service, as defined in Section 30.1, for more than thirty (30) days, then such Participant may be treated as having a Termination of Employment for purposes of Section 401(k)(2)(B)(i)(I) of the Code and shall be eligible to take a distribution pursuant to Article XIV solely of amounts attributable to his or her Elective Contributions; provided that if any Participant elects to receive such a distribution, then he or she shall not be permitted to make any Elective Contributions to the Plan for a period of six (6) months from the date of such distribution.

29.17 2009 Election Regarding Required Minimum Distributions. Notwithstanding the provisions of Section 18.7 of the Plan, a Participant or Beneficiary who would have been first commenced to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the

Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 2.19 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs shall be treated as Eligible Rollover Distributions in 2009.

ARTICLE XXX

RIGHTS OF REEMPLOYED VETERANS

30.1 In General. To the extent required by the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) and Section 414(u) of the Code, effective December 12, 1994, and in accordance with this Article XXIX, a Reemployed Veteran shall be entitled to the restoration of certain benefits under the Plan that would have accrued, or that he or she would have received, under the Plan but for his or her absence from the employ of the Employer due to Qualified Military Service. “Reemployed Veteran” shall be defined as an Employee who left the employ of the Employer in order to perform service in the Armed Services of the United States, and subsequently was reemployed by the Employer pursuant to USERRA. “Qualified Military Service” shall be defined as service in the uniformed services (as defined in chapter 43 of title 38, United States Code) performed by the Reemployed Veteran whose entitlement to reemployment rights pursuant to USERRA arose with respect to such service.

30.2 Crediting of Period of Qualified Military Service. To the extent required by USERRA and Section 414(u) of the Code, the Reemployed Veteran, for all purposes under the Plan, shall be credited with Hours of Service, as applicable, for the period of his or her absence from employment with the Employer due to Qualified Military Service, in accordance with the regulations or other rules provided by the Internal Revenue Service. In no event shall such Reemployed Veteran’s absence due to Qualified Military Service constitute a break in service.

30.3 “Make-up” Contributions

(a)                                 Employee “Make-up” Contributions. To the extent required by USERRA and Section 414(u) of the Code, the Reemployed Veteran shall be permitted, pursuant to Article IV, to make additional Employee Contributions during the period which (1) begins on the Reemployed Veteran’s date of reemployment with the Employer, and (2) has the same length as the lesser of: (1) the period of Qualified Military Service multiplied by 3, or (2) five (5) years.

The maximum amount of additional Elective Contributions that the Reemployed Veteran is permitted to make is the maximum amount of such contributions that the Reemployed Veteran would have been permitted to make pursuant to Article IV had he or she continued to be employed by the Employer during the period of Qualified Military Service and received compensation. In addition, a Reemployed Veteran who makes Elective Contributions for the period of his or her Qualified Military Service shall be entitled to receive Matching Contributions under Section 5.1 as if such Elective Contributions were made during such period of Qualified Military Service. Compensation for purposes of this Subsection (a) and (b), below, shall be based on the rate of pay that the Reemployed Veteran would have received during the period of Qualified Military Service had he or she remained employed by the Employer. If such rate of pay was not reasonably certain, such compensation shall be based on the Reemployed Veteran’s average Compensation from the Employer during (1) the twelve (12) month period immediately before the Qualified Military Service, or (2) if shorter, the period of employment immediately before the Qualified Military Service.

(b)                                      Application of Annual Limitations to “Make-up” Contributions. To the extent permitted by USERRA and Section 414(u) of the Code, any “make-up” contributions made pursuant to (a) above, shall not be treated as subject to the annual limitations on contributions set forth in Article IV for the Plan Year in which such contributions are made, but such “make-up” contributions shall be treated as subject to such annual limitations for the Plan Year to which such contributions relate, in accordance with the regulations or other rules provided by the Internal Revenue Service.

30.4 Forfeitures and Earnings. A Reemployed Veteran shall not share in the allocation of Forfeitures for any Plan Year in which the Reemployed Veteran was performing Qualified Military Service nor shall such Reemployed Veteran be entitled to any earnings in his or her make-up contributions until such contributions are made. Such earnings shall be made on a prospective basis from the date of the make-up contributions.

IN WITNESS WHEREOF, Orbital Sciences Corporation has caused this Plan to be executed and sealed by its duly authorized officers.

ORBITAL SCIENCES CORPORATION

By:	/s/ Emily Bender
Emily Bender

Date Signed: December 30, 2011